ENCORE CREDIT RECEIVABLES TRUST 2005-1

Issuer

and

THE BANK OF NEW YORK

Indenture Trustee

INDENTURE

Dated as of March 18, 2005

Asset-Backed Notes

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EXHIBITS

Exhibit A-1	—	Form of Class A Notes
Exhibit A-2	—	Form of Class M Notes
Exhibit A-3	—	Form of Class B Notes
Exhibit A-4	—	Form of Class C Notes
Exhibit B	—	Mortgage Loan Schedule
Exhibit C	—	Form of Cap Contract
Exhibit D	—	Form of Cap Contract Novation Agreement
Exhibit E-1	—	Form of Initial Certification
Exhibit E-2	—	Form of Interim Certification
Exhibit E-3	—	Form of Final Certification
Exhibit F-1	—	Form of Subsequent Initial Certification
Exhibit F-2	—	Form of Subsequent Interim Certification
Exhibit F-3	—	Form of Subsequent Final Certification
Exhibit G	—	Form of Subsequent Transfer Agreement
Exhibit H	—	Form of Swap Agreement
Exhibit I	—	Form of Special Derivative Contract
Exhibit J	—	Form of Transferor Certificate for Private Certificates
Exhibit K	—	Form of Investment Letter
Exhibit L	—	Form of Rule 144A Investment Letter
Exhibit M	—	Form of Transferee Certificate
Appendix A	—	Definitions

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This Indenture, dated as of March 18, 2005, is entered into between Encore Credit Receivables Trust 2005-1, a Delaware statutory trust, as Issuer (the “Issuer”), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Asset-Backed Notes, Series 2005-1 (the “Notes”).

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Swap Provider, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans, Replacement Mortgage Loans, and the proceeds thereto and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all funds on deposit from time to time in the Pre-Funding Accounts and in all proceeds thereof; (e) any REO Property, (f) each Required Insurance Policy, and any amounts payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto); (g) all rights under (i) the Mortgage Loan Purchase Agreement as assigned to the Issuer, with respect to the Initial and Subsequent Mortgage Loans, and the Subsequent Transfer Agreement, with respect to the Subsequent Mortgage Loans as assigned to the Issuer, with respect to the Subsequent Mortgage Loans (ii) the Servicing Agreement, the ECC Capital Servicing Agreement and any subservicing agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties, (iv) the rights of the Issuer under the Swap Agreement and all payments received under the Swap Agreement and (v) the rights with respect to the Cap Contract as assigned to the Issuer; and (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

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The Indenture Trustee further agrees to enter into the Cap Contract Novation Agreement, as Indenture Trustee pursuant to this Indenture, on the terms and conditions set forth in the Cap Contract Novation Agreement and subject to the rights and protections set forth herein.

The Indenture Trustee further agrees to enter into the Special Derivatives Contract, as Indenture Trustee pursuant to this Indenture, on the terms and conditions set forth in the Special Derivative Contract and subject to the rights and protections set forth herein. The form and substance of the Special Derivative Contracts will be acceptable to the Indenture Trustee.

The Indenture Trustee further agrees to enter into the Swap Agreement and Swap Novation Agreement, as Indenture Trustee pursuant to this Indenture, on the terms and conditions set forth in the Swap Agreement and Swap Novation Agreement and subject to the rights and protections set forth herein.

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ARTICLE I

DEFINITIONS

Section 1.01     Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02	Rules of Construction. Unless the context otherwise requires:
(i)	a term has the meaning assigned to it;

(ii)         an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” is not exclusive;
(iv)	“including” means including without limitation;

(v)        words in the singular include the plural and words in the plural include the singular; and

(vi)        any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

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ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01     Form. The Class A, Class M, Class B and Class C Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, A-2, A-3 and A-4, as applicable, to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibit A-1, A-2, A-3 and A-4 to this Indenture are part of the terms of this Indenture.

Section 2.02     Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Request authenticate and deliver the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class C-1 and Class C-2 Notes for original issue in an aggregate initial principal amount of $1,600,000,000.00. The Class 1-A-1 Notes shall be issued in an aggregate initial principal amount of $501,581,000, the Class 1-A-2 Notes shall be issued in an aggregate initial principal amount of $125,395,000, the Class 2-A-1 Notes shall be issued in an aggregate initial principal amount of $381,522,000, the Class 2-A-2 Notes shall be issued in an aggregate initial principal amount of $292,638,000, the Class 2-A-3 Notes shall be issued in an aggregate initial principal amount of $25,264,000, the Class M-1 Notes shall be issued in an aggregate initial principal amount of $60,000,000, the Class M-2 Notes shall be issued in an aggregate initial principal amount of $52,800,000, the Class M-3 Notes shall be issued in an aggregate initial principal amount of $33,600,000, the Class M-4 Notes shall be issued in an aggregate initial principal amount of $28,000,000, the Class M-5 Notes shall be issued in an aggregate initial principal amount of $28,000,000, the Class M-6 Notes shall be issued in an aggregate initial principal amount of $22,400,000, the Class M-7 Notes shall be issued in an aggregate initial principal amount of $19,200,000, the Class M-8 Notes shall be issued in an aggregate initial principal amount of $13,600,000, Class B Notes shall be issued in an aggregate initial principal amount of $16,000,000.00, the Class C-1 Notes shall be issued in an aggregate initial principal amount of $0.00 and Class C-2 Notes shall be issued in an aggregate initial notional amount of $1,600,000,000.00.

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Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes, other than the Class C Notes, shall be issuable in the minimum initial Note Principal Balances of $20,000 and in integral multiples of $1,000 in excess thereof. The Class C Notes shall be issuable in the minimum initial denominations of 20% and in integral multiples of 1% in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note or a facsimile thereof, a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03     Acceptance of Mortgage Loans by Indenture Trustee. The Indenture Trustee acknowledges receipt, subject to the limitations contained in, and any exceptions noted in, the Initial Certification in the form annexed hereto as Exhibit E-1 and in the list of exceptions attached thereto, of the Mortgage Note and the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans and declares that it holds and will hold the assets included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Noteholders and Certificateholders.

The Indenture Trustee agrees to execute and deliver on the Closing Date to the Issuer, the Depositor, the Master Servicer and the Seller an Initial Certification substantially in the form annexed hereto as Exhibit E-1 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.1(b) of the Mortgage Loan Purchase Agreement and, in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.1(b)(iii) of the Mortgage Loan Purchase Agreement, with respect to such Mortgage Loan are in the Indenture Trustee’s possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Mortgage Loan. The Indenture Trustee agrees to execute and deliver within 30 days after the Closing Date to the Issuer, the Depositor, the Master Servicer and the Seller an Interim Certification substantially in the form annexed hereto as Exhibit E-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification) the Mortgage Notes are in its possession and based on its review and examination, such Mortgage Notes appear regular on their face. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 180 days after the Closing Date, the Indenture Trustee shall deliver to the Issuer, Depositor, the Master Servicer and the Seller (and to any Noteholder that so

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requests) a Final Certification with respect to the Mortgage Loans substantially in the form annexed hereto as Exhibit C, with any applicable exceptions noted thereon.

The Indenture Trustee agrees to execute and deliver on the Subsequent Transfer Date to the Issuer, the Depositor, the Master Servicer and the Seller an Initial Certification substantially in the form annexed hereto as Exhibit F-1 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.1(b)of the Mortgage Loan Purchase Agreement and, in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.1(b)(iii) of the Mortgage Loan Purchase Agreement, with respect to such Subsequent Mortgage Loan are in the Trustee’s possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Subsequent Mortgage Loan. The Indenture Trustee agrees to execute and deliver within 30 days after the Subsequent Transfer Date to the Issuer, the Depositor, the Master Servicer and the Seller an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification) the Mortgage Notes are in its possession and based on its review and examination, such Mortgage Notes appear regular on their face. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 180 days after the Closing Date (with respect to the Initial Mortgage Loans) or the applicable Subsequent Transfer Date (with respect to the Subsequent Mortgage Loans), the Indenture Trustee shall deliver to the Issuer, Depositor, the Master Servicer and the Seller (and to any Noteholder that so requests) a Final Certification with respect to the Mortgage Loans or Subsequent Mortgage Loans, as applicable, substantially in the form annexed hereto as Exhibit E-3, with any applicable exceptions noted thereon.

In connection with the Indenture Trustee’s completion and delivery of such Final Certification, the Indenture Trustee shall review each Mortgage File with respect to the Mortgage Loans and the Subsequent Mortgage Loans, respectively, to determine that such Mortgage File contains the documents listed in Section 2.1(b) of the Mortgage Loan Purchase Agreement. If, in the course of such review, the Indenture Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) of Section 2.1(b) of the Mortgage Loan Purchase Agreement, the Indenture Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender’s title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such

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Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) of Section 2.1(b), as applicable. The Seller shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect if such defect is not listed on Exhibit H hereto or if such defect is listed on Exhibit H and such defect materially interferes with the Master Servicer’s ability to foreclose on the related Mortgaged Property and, if the Seller does not correct or cure such defect within such period, the Indenture Trustee shall cause the Seller to either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 3.1 of the Mortgage Loan Purchase Agreement, or (B) purchase such Mortgage Loan from the Trust Estate within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided that any such substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Indenture Trustee of a Request for Release substantially in the form of Exhibit C of the Servicing Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by Seller to the Master Servicer for deposit in the Collection Account and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit C of the Servicing Agreement hereto, the Indenture Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request such instruments of transfer or assignment as the Seller has prepared, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Indenture Trustee’s interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Indenture Trustee shall cause the Master Servicer to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 3.1 of the Mortgage Loan Purchase Agreement shall constitute the sole remedy respecting such defect available to the Indenture Trustee, the Issuer, the Depositor and any Noteholder against the Seller.

Section 2.04	Acceptance of Swap Agreement and Cap Contract by Indenture Trustee.

(a)        The Indenture Trustee acknowledges receipt of the Swap Agreement and the Cap Contracts and declares that it holds and will continue to hold these documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. The Indenture Trustee shall enforce the Swap Agreements and the Cap Contracts in accordance with their terms.

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Section 2.05	Conveyance of the Subsequent Mortgage Loans.

(a)        Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.05(b) of this Indenture and the terms and conditions of the Mortgage Loan Purchase Agreement and this Indenture, the Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of the Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by the Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Collection Account by the Seller as a Subsequent Collection Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Indenture Trustee for the benefit of the Noteholders, without recourse, all right and interest in the Subsequent Mortgage Loans pursuant to this Indenture and the Trust Agreement.

(b)        On any Business Day during the Funding Period designated to the Indenture Trustee by the Seller, the Seller, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Indenture Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Aggregate Purchase Amount.

(c)        The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)               the Indenture Trustee and the Underwriter will each be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.05(d) and Section 2.3(d) of the Mortgage Loan Purchase Agreement;

(ii)               the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Certificates by the Ratings Agencies;

(iii)              the Purchaser shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.05(c) and

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Section 2.3(c) of the Mortgage Loan Purchase Agreement required to be satisfied by such Subsequent Transfer Date;

(iv)              each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under the Mortgage Loan Purchase Agreement and this Indenture, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (iv), the obligations under Section 2.05(c) of this Indenture and Section 2.3(iv) of the Mortgage Loan Purchase Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Noteholders, the Depositor, the Issuer or the Trustee;

(v)              the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(vi)              no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent, and no more than 10% of the Subsequent Mortgage Loans will be Mortgage Loans with an interest only period;

(vii)             following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of the Mortgage Loans will not vary by more than the permitted variance specified below (other than the weighted average stated principal balance, which will not vary by more than 10% and the percentage of the Mortgage Loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool); provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date:

	Loan Group 1	Loan Group 2	Permitted Variance or Range
Average Stated Principal Balance	$199,068	$217,411	10%
Weighted Average Mortgage Rate	7.235%	7.391%	0.10%
Weighted Average Loan-to-Value Ratio	79.17%	79.76%	3%
Weighted Average Remaining Term to Maturity	358	357	5 months
Weighted Average Credit Bureau Risk Score	621	619	5 points
Mortgage Loans with Prepayment Charges at Origination	72.15%	68.89%	5%
Aggregate Principal Balance of Fixed Rate Mortgage Loans	$90,941,051	$90,638,096	10%
Aggregate Principal Balance of Adjustable Rate Mortgage Loans	$475,607,471	$541,376,698	10%

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(viii)            neither the Seller nor the Depositor is insolvent and neither the Seller nor the Purchaser will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date; and

(ix)              The Indenture Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

(d)        Within five Business Days after each Subsequent Transfer Date, upon (1) delivery to the Indenture Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.3(c)(i) of the Mortgage Loan Purchase Agreement, (2) delivery to the Indenture Trustee by the Seller of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and (3) delivery to the Indenture Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.3(c)(iii) of the Mortgage Loan Purchase Agreement and Section 2.05(c)(iii) of this Indenture, the Indenture Trustee shall pay the Seller the Subsequent Transfer Date Aggregate Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.05(b) of this Indenture and Section 2.3(b) of the Mortgage Loan Purchase Agreement.

The Indenture Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

(e)        Within thirty days after each Subsequent Transfer Date, the Purchaser shall deliver to the Indenture Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.05(c)(vi) and (vii).

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ARTICLE III

COVENANTS

Section 3.01     Collection of Payments with respect to the Mortgage Loans. The Indenture Trustee shall maintain the Payment Account established pursuant to Section 3.05 of the Servicing Agreement in accordance with the requirements of such Section. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 herein, as provided in Section 3.05 of the Servicing Agreement from monies on deposit in the Payment Account.

Section 3.02     Maintenance of Office or Agency. The Indenture Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Notes may be surrendered for registration of transfer or exchange. The Indenture Trustee initially designates its offices at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, as offices for such purposes. The Indenture Trustee will give prompt written notice to the Noteholders of any change in such location of any such office or agency.

Section 3.03     Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)         hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)         give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)        at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

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(iv)        immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)        comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)        not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04     Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect

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the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05     Protection of Trust Estate. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)         maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)         perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)        cause the Indenture Trustee or Master Servicer to enforce any of the rights to the Mortgage Loans; or

(iv)        preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)        Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.06(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.06(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.05 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

Section 3.06     Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

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(b)        On or before April 15 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.07     Performance of Obligations. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)        The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)        The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans, or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may exercise the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Servicing Agreement.

(d)        The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.08     Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)         except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(ii)         claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder

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by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)        (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)        waive or impair, or fail to assert rights under, the Mortgage Loans or impair or cause to be impaired the Issuer's interest in the Initial Mortgage Loans, the Subsequent Mortgage Loans, the Mortgage Loan Purchaser Agreement, the Servicing Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.09     Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2006, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

(i)         a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

(ii)         to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10     Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Initial Mortgage Loans and Subsequent Mortgage Loans, has the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement and the Subsequent Transfer Agreement concerning the Seller, the Initial Mortgage Loans and the Subsequent Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Initial Mortgage Loan or Subsequent Mortgage Loan.

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Section 3.11     Amendments to Servicing Agreement. The Issuer covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee.

Section 3.12     Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any related document in the Mortgage File released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such document, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Master Servicer.

Section 3.13     Investment Company Act. The Issuer shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.13 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.14     Issuer May Consolidate, etc. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)         the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee and the Cap Contract Counterparty, the payment to the Paying Agent of all amounts due to the Noteholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)         immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

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(iii)        the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes (other than the Class C Notes) to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)        the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)        the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

(b)        The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)         the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes (other than the Class C Notes) and the payment of all other amounts payable to the Cap Contract Counterparty and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes (other than the Class C Notes), (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer, the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes (other than the Class C Notes);

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(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes (other than the Class C Notes) to be reduced, suspended or withdrawn;

(iv)        the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)        the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.15     Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.14(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)        Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.14(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.16     No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.17     No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

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Section 3.18     Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.19     Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.20     Determination of Pass-Through Rate. On each Interest Determination Date the Indenture Trustee shall determine One-Month LIBOR and the related Note Rate for each Class of Notes, for the following Accrual Period and shall inform the Issuer, the Master Servicer, and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof. The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Section 3.21     Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) payments and payments to the Owner Trustee, the Indenture Trustee, Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicer and the Subservicers pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or payments from the Collection Account except in accordance with this Indenture and the Basic Documents.

Section 3.22     Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.23     Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.24	Certain Representations Regarding the Trust Estate.

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(a)        With respect to that portion of the Collateral described in clauses (a) through (g) of the definition of Trust Estate, the Issuer represents to the Indenture Trustee that:

(i)         This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)         In each case, within the meaning of the applicable UCC: (A) the Collateral described in clauses (a) through (c) constitutes “deposit accounts” or “instruments,” as applicable; (B) the Collateral described in clause (d) constitutes “real property;”(C) the Collateral described in clause (e) constitutes “insurance;” and (D) the Collateral described in clauses (e), (f) and (g) constitute “general intangibles.”

(iii)        The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)        The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

(v)        Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(vi)        The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(b)        With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(c)        The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.24 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

(d)        The foregoing representations may not be waived and shall survive the issuance of the Notes.

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Section 3.25	The Pre-Funding Account.

(a)        The Indenture Trustee shall establish and maintain, on behalf of the Noteholders, the Pre-Funding Account. On the Closing Date the Depositor shall remit the Pre-Funded Amount to the Indenture Trustee for deposit in the Pre-Funding Account.

On each Subsequent Transfer Date, upon satisfaction of the conditions in Section 2.01(e), the Indenture Trustee shall withdraw from the Pre-Funding Account 100% of the aggregate of the Cut-off Date Principal Balances of the Subsequent Mortgage Loans sold to the Trust Fund on the Subsequent Transfer Date and pay that amount to the order of the Seller.

On the Business Day before the Payment Date following the end of the Funding Period, the Indenture Trustee shall (i) withdraw the Unused Pre-Funded Amount from the Pre-Funding Account, (ii) promptly deposit such amount in the Payment Account, and (iii) pay such amount to the Notes on the Payment Date pursuant to Section 4.04.

The amount deposited in the Payment Account pursuant to the preceding paragraph shall be net of any investment earnings on the amounts on deposit in the Pre-Funding Account.

(b)        The Indenture Trustee shall invest funds in the Pre-Funding Account, as directed by the Master Servicer, in Permitted Investments, which shall mature not later than the Business Day immediately preceding the first Payment Date that follows the date of such investment, and which shall not be sold or disposed of prior to its maturity. All Permitted Investments in the Pre-Funding Account shall be made in the name of the Indenture Trustee, for the benefit of the Noteholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Seller and shall be remitted to the Seller as provided herein. The amount of any losses incurred in the Pre-Funding Account in respect of any such investments shall be paid by the Seller to the Indenture Trustee for deposit into the Pre-Funding Account out of the Seller’s own funds immediately as realized. The Indenture Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Pre-Funding Account and made in accordance with this Section.

Section 3.26     Replacement Cap Contract. In the event of a default by the Cap Contract Counterparty with respect to the Cap Contract (a “Cap Contract Default”), the Issuer, at its expense, may, but shall not be required to, substitute a new derivative contract for the existing Cap Contract or any other form of similar coverage for basis risk shortfalls; provided, however, that the timing and mechanism for receiving payments under such new derivative contracts shall be reasonably acceptable to the Indenture Trustee. It shall be a condition to substitution of any new derivative contracts that there be delivered to the Indenture Trustee an Opinion of Counsel to the effect that such substitution would not (a) result in a “substantial modification” of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes and cause the Trust to be subject to an entity level tax for federal income tax purposes.

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Section 3.27     Grant of the Subsequent Mortgage Loans. In consideration of the delivery on each Subsequent Transfer Date to or upon the order of the Issuer of all or a portion of the amount on deposit in the Pre-Funding Account, the Depositor shall, to the extent of the availability thereof, on such Subsequent Transfer Date during the Funding Period, grant to the Indenture Trustee all of its rights, title and interest in the Subsequent Mortgage Loans and simultaneously with the grant of the Subsequent Mortgage Loans, the Depositor will cause the related Mortgage File to be delivered to the Indenture Trustee.

Section 3.28     Allocation of Realized Losses. (a) Prior to each Payment Date, the Master Servicer shall determine the total amount of Realized Losses that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officer's Certificate delivered to the Indenture Trustee with the related Remittance Report.

(b)        On each Payment Date following the application of all amounts distributable on such date, to the extent the aggregate Stated Principal Balance of the Mortgage Loans is less than the aggregate Note Principal Balances of the Senior Notes and Subordinate Notes due to Realized Losses on the Mortgage Loans, the Note Principal Balances of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, in that order, shall be reduced, until the Note Principal Balance of each such Class has been reduced to zero. All Realized Losses allocated to a Class of Notes will be allocated in proportion to the Percentage Interests evidenced thereby. Realized Losses will not be allocated to the Senior Notes.

Section 3.29	Special Derivative Contracts.

(a)        At the direction of the Seller, the Indenture Trustee shall, on behalf of the Trust Estate, enter into Special Derivative Contracts for the benefit of the Owner Trust Certificates. Any acquisition of a Special Derivative Contract shall be accompanied by (i) an appropriate amendment to this Indenture, (ii) any Opinion of Counsel required by Section 10.01 and (iii) the consent of each Holder of an Owner Trust Certificate to the acquisition of such Special Derivative Contract. The form and substance of the Special Derivative Contracts will be acceptable to the Indenture Trustee.

(b)        All collections, proceeds and other amounts in respect of the Special Derivative Contracts payable by the Special Derivative Counterparty shall be paid to the Owner Trust Certificates on the Payment Date following receipt thereof by the Indenture Trustee.

(c)        Any Special Derivative Contract that provides for any payment obligation on the part of the Trust Estate must (i) be without recourse to the assets of the Trust Estate, (ii) contain a non-petition covenant provision from the Special Derivative Counterparty, (iii) limit payment dates thereunder to Payment Dates and (iv) contain a provision limiting any cash payments due to the Special Derivative Counterparty on any day under such Special Derivative Contract solely to funds available therefor in the Payment Account available to make payments to the Holders of the Owner Trust Certificates on such Payment Date.

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(d)        Each Special Derivative Contract must (i) provide for the direct payment of any amounts by the Special Derivative Counterparty thereunder to the Payment Account at least one Business Day prior to the related Payment Date, (ii) contain an assignment of all of the Trust Estate’s rights (but none of its obligations) under such Special Derivative Contract to the Indenture Trustee on behalf the Owner Trust Certificateholders and shall include an express consent to the Special Derivative Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Special Derivative Contract shall terminate upon the direction of a 50.01% or greater Percentage Interest of the Owner Trust Certificates and (iv) prohibit the Special Derivative Counterparty from “setting-off’ or “netting” other obligations of the Trust Estate and its Affiliates against such Special Derivative Counterparty’s payment obligations thereunder.

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ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01     The Notes. Each Class of Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $20,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

Section 4.02     Payment of Principal and Interest. (a)  On each Payment Date, the Interest Funds for such Payment Date shall be allocated by the Indenture Trustee from the Payment Account in the following order of priority:

(i)	Concurrently,

(A)              from the Interest Funds for Loan Group 1 (and after the payment of Interest Funds from Loan Group 2 as provided clause (B) below, from Interest Funds for Loan Group 2), to the Class 1-A Notes, the Current Interest and any Interest and any Interest Carry Forward Amount for such Class, and

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(B)              from the Interest Funds for Loan Group 2 (and after the payment of Interest Funds from Loan Group 1 as provided in clause (A) above, from Interest Funds for Loan Group 1), to the Class 2-A Notes, the Current Interest and Interest Carry Forward Amount for such class;

(ii)         from Interest Funds for both Loan Groups, to the Class M-1 Notes, the Current Interest on such Class;

(iii)        from Interest Funds for both Loan Groups, to the Class M-2 Notes, the Current Interest for such Class;

(iv)        from Interest Funds for both Loan Groups, to the Class M-3 Notes, the Current Interest for such Class;

(v)        from Interest Funds for both Loan Groups, to the Class M-4 Notes, the Current Interest for such Class;

(vi)        from Interest Funds for both Loan Groups, to the Class M-5 Notes, the Current Interest for such Class;

(vii)       from Interest Funds for both Loan Groups, to the Class M-6 Notes, the Current Interest for such Class;

(viii)      from Interest Funds for both Loan Groups, to the Class M-7 Notes, the Current Interest for such Class;

(ix)        from Interest Funds for both Loan Groups, to the Class M-8 Notes, the Current Interest for such Class;

(x)        from Interest Funds for both Loan Groups, to the Class B Notes, the Current Interest for such Class; and

(xi)	any remainder, as part of the Excess Cashflow.

(b)        On each Payment Date, the Principal Payment Amount for such Payment Date shall be allocated by the Indenture Trustee from the Payment Account in the following order of priority:

(i)           with respect to any Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

(A)       concurrently, (i) from the Principal Payment Amount for Loan Group 1, to the Class 1-A-1 Notes and Class 1-A-2 Notes, concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero; provided, however, that if a Group 1 Sequential Trigger Event is in effect, sequentially to the Class 1-A-1 Notes and Class 1-A-2 Notes, in that order, in

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each case until the Note Principal Balance thereof has been reduced to zero and (ii) from the Principal Payment Amount for Loan Group 2, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero; provided, however, that if (a) the aggregate Note Principal Balance of the Senior Notes is greater than the aggregate Stated Principal Balance of the Mortgage Loans and (b) the aggregate Note Principal Balance of the Class 2-A Notes is greater than the Stated Principal Balance of the Mortgage Loans in Loan Group 2, the payments on the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes will be made concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero; provided, further, that (x) after the Note Principal Balances of the Class 1-A-1 Notes and Class 1-A-2 Notes have been reduced to zero, the Principal Payment Amount from both Loan Groups will be applied to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes in the manner described above, until the Note Principal Balances thereof have been reduced to zero and (y) after the Note Principal Balances of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes have been reduced to zero, the Principal Payment Amount from both Loan Groups will be applied to the Class 1-A-1 Notes and Class 1-A-2 Notes in the manner described above, until the Note Principal Balances thereof have been reduced to zero;

(B)         the remaining Principal Payment Amount for both Loan Groups, to the Class M-1 Notes, until the Note Principal Balance thereof is reduced to zero;

(C)       the remaining Principal Payment Amount for both Loan Groups, to the Class M-2 Notes, until the Note Principal Balance thereof is reduced to zero;

(D)       the remaining Principal Payment Amount for both Loan Groups, to the Class M-3 Notes, until the Note Principal Balance thereof is reduced to zero;

(E)        the remaining Principal Payment Amount for both Loan Groups, to the Class M-4 Notes, until the Note Principal Balance thereof is reduced to zero;

(F)        the remaining Principal Payment Amount for both Loan Groups, to the Class M-5 Notes, until the Note Principal Balance thereof is reduced to zero;

(G)       the remaining Principal Payment Amount for both Loan Groups, to the Class M-6 Notes, until the Note Principal Balance thereof is reduced to zero;

(H)       the remaining Principal Payment Amount for both Loan Groups, to the Class M-7 Notes, until the Note Principal Balance thereof is reduced to zero;

(I)         the remaining Principal Payment Amount for both Loan Groups, to the Class M-8 Notes, until the Note Principal Balance thereof is reduced to zero;

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(J)         the remaining Principal Payment Amount for both Loan Groups, to the Class B Notes, until the Note Principal Balance thereof is reduced to zero; and

(K)	any remainder, as part of the Excess Cashflow.

(ii)         with respect to each Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect:

(A)       concurrently, (i) the Class 1-A Principal Payment Amount to the Class 1-A-1 Notes and Class 1-A-2 Notes, concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero and (ii) the Class 2-A Principal Payment Amount will be distributed sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero; provided, however, that if (a) the aggregate Note Principal Balance of the Senior Notes is greater than the aggregate Stated Principal Balance of the Mortgage Loans and (b) the aggregate Note Principal Balance of the Class 2-A Notes is greater than the Stated Principal Balance of the Mortgage Loans in Loan Group 2, the payments on the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes will be made concurrently on a pro rata basis, until the Note Principal Balances thereof have been reduced to zero; provided, further, that (x) after the aggregate Note Principal Balance of the Class 1-A Notes has been reduced to zero, the remaining Class 1-A Principal Payment Amount will be applied to the Class 2-A Notes in the same order, up to the amount of the Class 2-A Principal Payment Amount remaining undistributed, until the Note Principal Balance thereof has been reduced to zero and (y) after the aggregate Note Principal Balance of the Class 2-A Notes has been reduced to zero, the remaining Class 2-A Principal Payment Amount will be applied to the Class 1-A Notes in the same order, up to the amount of the Class 1-A Principal Payment Amount remaining undistributed, until the Note Principal Balance thereof has been reduced to zero;

(B)        to the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(C)       to the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(D)       to the Class M-3 Notes, the Class M-3 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(E)        to the Class M-4 Notes, the Class M-4 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(F)        to the Class M-5 Notes, the Class M-5 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

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(G)       to the Class M-6 Notes, the Class M-6 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(H)       to the Class M-7 Notes, the Class M-7 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(I)         to the Class M-8 Notes, the Class M-8 Principal Payment Amount until the Note Principal Balance thereof is reduced to zero;

(J)         to the Class B Notes, the Class B Principal Payment Amount until the Note Principal Balance thereof is reduced to zero; and

(K)	any remainder, as part of the Excess Cashflow.

(c)        With respect to any Payment Date, any Excess Cashflow will be paid to the Classes of Notes as follows:

(i)         from Excess Cashflow from both Loan Groups, to the Holders of the Class or Classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Extra Principal Payment Amount pursuant to Section 4.02(b) above;

(ii)         from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, in that order, in an amount equal to any Interest Carry Forward Amount for such Class or Classes;

(iii)        from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, in that order, in an amount equal to the Unpaid Realized Loss Amounts for such Class or Classes;

(iv)        from any remaining Excess Cashflow from both Loan Groups, to the Class 1-A, Class 2-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any remaining Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Note Principal Balances of these Notes will be paid to each such class of Notes with respect to which there remains any unpaid Net Rate Carryover (after the payment based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero;

(v)        to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event pursuant to the Swap Agreement;

(vi)        from any remaining Excess Cashflow from both Loan Groups, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and

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Class B Notes, in that order, interest on any Unpaid Realized Loss Amounts for such Class or Classes;

(vii)       from any remaining Excess Cashflow from both Loan Groups, to the Class Class C-1 Notes and Class C-2 Notes, pro rata, based on the entitlement of that Class, the related Current Interest for that Class of Class C Notes for that Payment Date;

(viii)      from any remaining Excess Cashflow from both Loan Groups, to the Class C-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and

(ix)        from any remaining Excess Cashflow to fund payments to the holders of the Owner Trust Certificates, in the amounts specified in the Indenture.

(d)        On each Payment Date, the Trustee shall allocate the Applied Realized Loss Amount to reduce the Note Principal Balances of the Subordinate Notes in the following order of priority:

(i)         to the Class B Notes until the Note Principal Balance thereof is reduced to zero;

(ii)         to the Class M-8 Notes until the Note Principal Balance thereof is reduced to zero;

(iii)        to the Class M-7 Notes until the Note Principal Balance thereof is reduced to zero;

(iv)        to the Class M-6 Notes until the Note Principal Balance thereof is reduced to zero

(v)        to the Class M-5 Notes until the Note Principal Balance thereof is reduced to zero;

(vi)        to the Class M-4 Notes until the Note Principal Balance thereof is reduced to zero;

(vii)       to the Class M-3 Notes until the Note Principal Balance thereof is reduced to zero;

(viii)      to the Class M-2 Notes until the Note Principal Balance thereof is reduced to zero; and

(ix)        to the Class M-1 Notes until the Note Principal Balance thereof is reduced to zero.

(e)        Subject to Section 9.02 of the Servicing Agreement respecting the final payment, on each Payment Date the Indenture Trustee shall make payments to each Noteholder of record

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on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Indenture Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Notes with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, but subject to Section 9.02 of the Servicing Agreement respecting the final payment, payments with respect to Notes registered in the name of a Depository shall be made to such Depository in immediately available funds.

(f)         On or before 5:00 p.m. Pacific time on the fifth Business Day following each Determination Date (but in no event later than 5:00 p.m. Pacific time on the third Business Day before the related Payment Date), the Master Servicer shall cause the Servicer to deliver a report to the Indenture Trustee (in the form of a computer readable magnetic tape or by such other means as the Master Servicer and the Indenture Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Trustee such as to permit the Indenture Trustee to prepare the Monthly Statement to Noteholders and make the required payments for the related Payment Date (the “Remittance Report”). The Indenture Trustee shall, not later than 9:00 a.m. Pacific time on the Master Servicer Advance Date, other than any Master Servicer Advance Date relating to any Payment Date on which the proceeds of any Optional Termination are being paid, (i) furnish by telecopy a statement to the Master Servicer (the information in such statement to be made available to Noteholders by the Indenture Trustee on request) setting forth the Interest Remittance Amount and Principal Remittance Amount for such Payment Date and the amount to be withdrawn from the Note Account and (ii) determine (and notify the Master Servicer by telecopy of the results of such determination) the amount of Advances to be made by the Master Servicer in respect of the related Payment Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance; provided further that any failure by the Indenture Trustee to notify the Master Servicer will not relieve the Master Servicer from any obligation to make any such Advances. The Indenture Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

Section 4.03     Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuer shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees,

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one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

Section 4.04     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such

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replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.04, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.04 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.05     Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.06     Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.06, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.07     Book-Entry Notes. The Notes (other than the Class C Notes), upon original issuance, will be issued in the form of typewritten Notes to be delivered to the Indenture Trustee as Custodian for the Depository. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the Depository, and no Beneficial Owner will

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receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.09. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.09:

(i)	the provisions of this Section 4.07 shall be in full force and effect;

(ii)         the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)        to the extent that the provisions of this Section 4.07 conflict with any other provisions of this Indenture, the provisions of this Section 4.07 shall control;

(iv)        the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.09, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)        whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 4.08     Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.09, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.09     Definitive Notes. If (i) the Depository notifies the Issuer that it is no longer willing or able to properly discharge its responsibilities with respect to the Notes or (ii) after the occurrence of an Event of Default, Beneficial Owners of Notes representing beneficial interests aggregating at least a majority of the Note Principal Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of any such Note representing the Book-Entry Notes by the Depository, accompanied by

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registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders. The Class C-1 Notes and Class C-2 Notes will be Definitive Notes.

Section 4.10     Tax Treatment. The Issuer has entered into this Indenture, and the Notes (other than the Class C Notes) will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.07 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 4.11     Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.15, 3.17 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.08 and the obligations of the Indenture Trustee under Section 4.12), (vi) the right of the Cap Contract Counterparty to receive the related Net Cap Fee and (vii) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuer, when

(A)	either

(1)        all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.02 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)	all Notes not theretofore delivered to the Indenture Trustee for cancellation
a.	have become due and payable,
b.	will become due and payable at the Last Scheduled Payment Date within one year, or

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c.	have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof,

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Last Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 9.07 hereof,

(B)        the Issuer has paid or caused to be paid all other sums payable hereunder; and

(C)       the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an “in-substance defeasance” within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

Section 4.12     Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.11 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer, as the Indenture Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.13     Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 of the Servicing Agreement and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.14     Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten,

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photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee in care of DTC Transfer Services, located at 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15     Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) solely in the case of the Notes, (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture or Servicing Agreement.

Section 4.16	Private Notes.

No Transfer of a Class C-1 Note or Class C-2 Note shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Noteholder desiring to effect such Transfer and such Noteholder’s prospective transferee shall each certify to the Indenture Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit K (the

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“Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) there shall be delivered to the Indenture Trustee at the expense of the Noteholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Class C-1 Note or Class C-2 Note and any prospective transferee designated by any such Holder, information regarding the related Notes and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Indenture Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Notes, the Mortgage Loans and other matters regarding the Issuer as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C-1 Note and Class C-2 Note desiring to effect such Transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Seller and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Class C Notes to the Depositor or the Seller.

No person shall become a Noteholder of a Class C Note, so long as any such Notes are Outstanding, until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Indenture Trustee and the Owner Trustee, the Transferee Certificate set forth in Exhibit M hereto.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Class C Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Class C Notes to the Depositor or the Seller.

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ARTICLE V

DEFAULT AND REMEDIES

Section 5.01     Events of Default. The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or (iv) of the definition of “Event of Default” in the Servicing Agreement, its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

Section 5.02     Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes (other than Holders of the Class C Notes) representing not less than a majority of the aggregate Note Principal Balance of the Notes (other than the Class C Notes) may declare the Notes (other than the Class C Notes) to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes (other than the Class C Notes), together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes (other than Holders of the Class C Notes) representing not less than a majority of the aggregate Note Principal Balance of the Notes (other than the Class C Notes), by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if

(i)         the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)       all payments of principal of and interest on the Notes (other than the Class C Notes) and all other amounts that would then be due hereunder or upon the Notes (other than the Class C Notes) if the Event of Default giving rise to such acceleration had not occurred;

(B)        all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(C)	all amounts owed to the Cap Contract Counterparty; and

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(ii)         all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)        The Issuer covenants that if (i) default is made in the payment of any interest on any Note (other than a Class C Note) when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note (other than a Class C Note) when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes (other than the Class C Notes), pay to the Indenture Trustee, for the benefit of the Holders of Notes (other than the Class C Notes), the whole amount then due and payable on the Notes (other than the Class C Notes) for principal and interest, with interest at the applicable Note Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)        In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes (other than the Class C Notes) and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes (other than the Class C Notes), wherever situated, the monies adjudged or decreed to be payable.

(c)        If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 11.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (other than the Class C Noteholders), by such appropriate Proceedings, as directed in writing by Holders (other than Holders of the Class C Notes) of a majority of the aggregate Note Principal Balances of the Notes (other than the Class C Notes), to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)        In case there shall be pending, relative to the Issuer or any other obligor upon the Notes (other than the Class C Notes) or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been

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appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes (other than the Class C Notes), or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by Holders (other than Holders of the Class C Notes) of a majority of the aggregate Note Principal Balances of the Notes (other than the Class C Notes), irrespective of whether the principal of any Notes (other than the Class C Notes) shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)         to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes (other than the Class C Notes) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders (other than Holders of the Class C Notes) allowed in such Proceedings;

(ii)         unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes (other than Holders of the Class C Notes) in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)        to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders (other than Class C Noteholders) and of the Indenture Trustee on their behalf, and

(iv)        to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes (other than Holders of the Class C Notes) allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(e)        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of

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reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

(g)        In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04     Remedies; Priorities. (a)          If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 11.16 hereof may, and shall, at the written direction of the Holders (other than Holders of the Class C Notes) of a majority of the aggregate Note Principal Balances of the Notes (other than the Class C Notes), do one or more of the following (subject to Section 5.05 hereof):

(i)         institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)         institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)        sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders (other than Holders of the Class C Notes) of 100% of the aggregate Note Principal Balance of the Notes (other than the Class C Notes), (B) the proceeds of such sale or liquidation

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distributable to the Holders of the Notes (other than the Class C Notes) are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes (other than the Class C Notes) as they would have become due if the Notes (other than the Class C Notes) had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders (other than Holders of the Class C Notes) of 66 2/3% of the aggregate Note Principal Balance of the Notes (other than the Class C Notes). In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Default under the Servicing Agreement has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

(b)        If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.07 hereof or the Servicing Agreement and to the Master Servicer for amounts due under the Servicing Agreement;

SECOND: to the Noteholders for amounts due and unpaid on the Notes with respect to interest (not including any Interest Carry-Forward Amounts), first, to the Class 1-A Noteholders and Class 2-A Noteholders on a pro rata basis, second, to the Class M-1 Noteholders, third, to the Class M-2 Noteholders, fourth, to the Class M-3 Noteholders, fifth, to the Class M-4 Noteholders, sixth, to the Class M-5 Noteholders, seventh, to the Class M-6 Noteholders, eighth, to the Class M-7 Noteholders, ninth to the Class M-8 Noteholders and tenth, to the Class B Noteholders, according to the amounts due and payable on the Notes for interest;

THIRD: to the Noteholders for amounts due and unpaid on the Notes with respect to principal, and to each Noteholder ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the Note Principal Balance of each such Class is reduced to zero;

FOURTH: to the Noteholders, first to the Class M-1 Noteholders, second to the Class M-2 Noteholders, third to the Class M-3 Noteholders, fourth, to the Class M-4 Noteholders, fifth, to the Class M-5 Noteholders, sixth, to the Class M-6 Noteholders, seventh, to the Class M-7 Noteholders, eighth, to the Class M-8 Noteholders and ninth, to the Class B Noteholders, the amount of any related Unpaid Realized Loss Amount not previously paid;

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FIFTH: to the Noteholders for amounts due and unpaid on the Notes with respect to any related Interest Carry-Forward Amounts, first, to the Class 1-A Noteholders and Class 2-A Noteholders on a pro rata basis, second, to the Class M-1 Noteholders, third, to the Class M-2 Noteholders, fourth, to the Class M-3 Noteholders, fifth, to the Class M-4 Noteholders, sixth, to Class M-5 Noteholders, seventh, to Class M-6 Noteholders, eighth, to Class M-7 Noteholders, ninth, to Class M-8 Noteholders, and tenth, to the Class B Noteholders, according to the amounts due and payable on the Notes with respect thereto, from amounts available in the Trust Estate for the Noteholders;

SIXTH: to the Swap Provider any Net Swap Payments or Swap Termination Payment (other than a Swap Termination Payment triggered by a Swap Provider Trigger Event) due under the Swap Agreement;

SEVENTH: to the Class C-1 Noteholders and Class C-2 Noteholders, for amounts due and unpaid with respect to interest on these Notes,

EIGHTH: to the Class C-1 Noteholders for amounts due and unpaid with respect to principal on these Notes; and

NINTH: to the payment of the remainder, if any to the holder of the Owner Trust Certificates on behalf of the Issuer or to any other person legally entitled thereto.

The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05     Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders (other than Holders of the Class C Notes) that there be at all times sufficient funds for the payment of principal of and interest on the Notes (other than the Class C Notes) and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06     Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.16 hereof

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(i)         such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)         the Holders (other than Holders of the Class C Notes) of not less than 25% of the aggregate Note Principal Balances of the Notes (other than the Class C Notes) have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)        such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)        the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings; and

(v)        no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders (other than Holders of the Class C Notes) of a majority of the Note Principal Balances of the Notes (other than the Class C Notes).

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes (other than Holders of the Class C Notes), each representing less than a majority of the Note Principal Balances of the Notes (other than the Class C Notes), the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07     Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note (other than a Holder of a Class C Note) shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08     Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding,

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be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10     Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11     Control By Noteholders. The Holders (other than the Holders of the Class C Notes) of a majority of the aggregate Note Principal Balances of Notes (other than Class C Notes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes (other than the Class C Notes) or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)         such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)         any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes (other than Holders of the Class C Notes) representing not less than 100% of the Note Principal Balances of the Notes (other than the Class C Notes); and

(iii)        the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes (other than Holders of the Class C Notes) representing a majority of the Note Principal Balances of the Notes (other than the Class C Notes).

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12     Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes (other than Holders of the Class C Notes) representing not less than a majority of the aggregate Note Principal Balance of the Notes (other than the Class C Notes) may waive any past Event of Default and its

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consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes (other than the Class C Notes) or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note (other than the Holder of a Class C Note). In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13     Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes (other than the Class C Notes) or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14     Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15     Sale of Trust Estate. (a)         The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

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(b)        The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)        the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

(2)        the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

(3)        the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof, the cost for which the Indenture Trustee shall be entitled to be reimbursed pursuant to Section 6.07 hereof), the Holders of Notes (other than Holders of the Class C Notes) representing at least 100% of the Note Principal Balances of the Notes (other than the Class C Notes) consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)        Unless the Holders (other than Holders of the Class C Notes) representing at least 66-2/3% of the Note Principal Balances of the Notes (other than the Class C Notes) have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes (other than the Class C Notes), shall bid an amount at least $1.00 more than the highest other bid.

(d)	In connection with a Sale of all or any portion of the Trust Estate,

(1)        any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon payment of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)        the Indenture Trustee, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the

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extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)        the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)        the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)        no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16     Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

Section 5.17     Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance

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by the Seller or the Master Servicer of each of their obligations under the Sale and the Servicing Agreement.

(b)        The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders (other than Holders of the Class C Notes) of 66-2/3% of the Note Principal Balances of the Notes (other than the Class C Notes), shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

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ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01     Duties of Indenture Trustee. (a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)	Except during the continuance of an Event of Default:

(i)         the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee; and

(ii)         in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)        The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)         this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)         the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuer, which they are entitled to give under the Basic Documents.

(d)        The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)        Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Servicing Agreement or the Trust Agreement.

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(f)         No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h)        The Indenture Trustee shall act in accordance with Sections 6.03 and 6.04 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 6.02 of the Servicing Agreement.

Section 6.02     Rights of Indenture Trustee. (a)         The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c)        The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

(d)        The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

(e)        The Indenture Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)         For the limited purpose of effecting any action to be undertaken by the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

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(g)        The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee or (ii) pursuant to Sections 3.05(d), 5.04(b) or 6.07 hereunder.

Section 6.03     Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

Section 6.04     Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, other Basic Documents or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.05     Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note (other than a Class C Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06     Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

Section 6.07     Compensation. On each Payment Date the Indenture Trustee shall be entitled to withdraw from the Payment Account, the Indenture Trustee Fee for such Payment Date in accordance with Section 3.08 of the Servicing Agreement. In addition, the Indenture Trustee will each be entitled to recover from the Payment Account pursuant to Section 3.08(a) of the

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Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its willful misfeasance, bad faith or negligence or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein. Such indemnity shall survive the termination of this Indenture or the resignation or removal of the Indenture Trustee hereunder.

The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08     Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. Holders (other than Holders of the Class C Notes) of a majority of Note Principal Balances of the Notes (other than the Class C Notes) may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall, remove the Indenture Trustee if:

(i)	the Indenture Trustee fails to comply with Section 6.11 hereof;
(ii)	the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)        a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall, promptly appoint a successor Indenture Trustee.

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A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders (other than Holders of the Class C Notes) of a majority of Note Principal Balances of the Notes (other than the Class C Notes) may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09     Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10     Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate

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trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)         all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)         no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)        Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)        Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11     Representations and Warranties. The Indenture Trustee hereby represents that:

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(i)         The Indenture Trustee is duly organized and validly existing as an banking corporation in good standing under the laws of the New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)         The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)        The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

(iv)        To the Indenture Trustee's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.12	Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)        to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

(b)        to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 through A-4 to this Indenture in accordance with the terms of this Indenture; and

(c)        to take all other actions as shall be required to be taken by the terms of this Indenture and the Servicing Agreement.

Section 6.13     The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

Section 6.14     Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s and BBB or better by Standard & Poor’s. The Indenture Trustee shall comply with TIA § 310(b), including the

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optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 6.15     Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

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ARTICLE VII

NOTEHOLDERS' LISTS AND REPORTS

Section 7.01     Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.02    Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)        Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03	[Reserved].
Section 7.04	[Reserved].

Section 7.05     Monthly Statements to Noteholders. (a)       Not later than each Payment Date, the Indenture Trustee shall prepare and cause to be forwarded by first class mail to each Holder of Notes, the Swap Provider, the Master Servicer and the Depositor a statement setting forth for the Notes:

(i)         the amount of the related payment to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(ii)	the amount of such payment to Holders of each Class allocable to interest;
(iii)	the Note Rate on each Class of Notes for that Payment Date;
(iv)	any Interest Carry Forward Amount for each Class (if any);

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(v)        the Note Principal Balance of each Class after giving effect (i) to all payments allocable to principal on such Payment Date and (ii) the allocation of any Applied Realized Loss Amounts for such Payment Date;

(vi)	the aggregate of the Stated Principal Balance of the Mortgage Loans;

(vii)       the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

(viii)      the Net Rate Carryover Amount paid on any Class of Notes on such Payment Date and any Net Rate Carryover Amounts remaining unpaid on any Class of Notes on such Payment Date;

(ix)        the amount of Advances for each Loan Group included in the payment on such Payment Date;

(x)        the amount of Applied Realized Loss Amounts applied to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes for such Payment Date;

(xi)        the cumulative amount of Applied Realized Loss Amounts applied to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes to date;

(xii)       the number and aggregate principal amounts of Mortgage Loans: (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

(xiii)      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof;

(xiv)      the aggregate Stated Principal Balances of any Mortgage Loans converted to REO Properties as of the close of business on the Determination Date preceding such Payment Date;

(xv)	the aggregate Stated Principal Balances of all Liquidated Loans;

(xvi)      with respect to any Liquidated Loan, the loan number and Stated Principal Balance relating thereto;

(xvii)	whether a Trigger Event is in effect;

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(xviii)    all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls for such Payment Date;

(xix)      the amount, if any, required to be paid under the Swap Agreement for such Payment Date.

(xx)       the amount, if any, due, received, and the amount under the Cap Contract for such Payment Date; and

(xxi)      the amount remaining in the Pre-Funding Account as of such Payment Date.

(b)        The Indenture Trustee's responsibility for disbursing the above information to the Noteholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Indenture Trustee will send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency. The Indenture Trustee may make the above information available to Noteholders via the Indenture Trustee's website at http://www. bnyinvestorreporting.com.

(c)        Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Noteholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vi) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

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ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01     Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02	[Reserved].

Section 8.03     Officer's Certificate. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04     Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof..

Section 8.05     Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Master Servicer of a Mortgage Loan pursuant to Section 2.03 of the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

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(b)        The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)        The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied.

Section 8.06     Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

Section 8.07     Optional Redemption of the Notes. (a) The Majority Holder of the Trust Certificates shall have the option to redeem the Notes (other than the Class C Notes) in whole, but not in part, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of Cut-off Date, plus the original Pre-Funded Amount. The aggregate redemption price for the Notes (other than the Class C Notes) will be equal to the unpaid Note Principal Balance of the Notes (other than the Class C Notes) as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Rate through such Payment Date (including any related Unpaid Interest Shortfall and Interest Carry-Forward Amount), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee) and amounts due and owing to the Swap Provider. The aggregate redemption price for the Class C Notes shall be $0.

(b)        In order to exercise the foregoing option, the Majority Holder of the Owner Trust Certificates shall provide written notice of its exercise of such option to the Indenture Trustee and the Owner Trustee at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes. In addition, the Master Servicer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Indenture Trustee, who shall deposit the aggregate redemption price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 4.02(b) and (c) hereof and payment in full to the Indenture Trustee, and this Indenture shall be discharged subject to the provisions of Section 4.12 hereof. If for any reason the amount deposited by the Issuer is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Master Servicer with the Indenture Trustee shall be promptly returned to the Master Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

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Section 8.08     Swap Agreement. On each Payment Date for which the Indenture Trustee has received a payment under the Swap Agreements, the Indenture Trustee shall pay such amounts pursuant to priorities provided in Section 4.02. On each Payment Date, the Indenture Trustee shall pay in accordance with the monthly report furnished by it with respect to such Payment Date pursuant to Section 7.05 in the order of priority and to the extent specified in Section 4.02 of this Indenture any payments made by the Swap Provider to the Indenture Trustee on behalf of the Trust for such Payment Date with respect to the Swap Agreement.

Section 8.09	Rights of Swap Provider.

The Swap Provider shall be deemed a third-party beneficiary of this Indenture to the same extent as if it were a party hereto and shall have the right to enforce all obligations of the parties to this Indenture to the Swap Provider, which obligations include but are not limited to the obligation of the Securities Administrator (A) to pay to the Swap Provider, pursuant to the priorities provided in Section 4.02, any Net Swap Payment required pursuant to the Swap Agreement and any Swap Termination Payment required pursuant to the Swap Agreement, (B) to establish and maintain the Payment Account, to make such deposits thereto, investments therein and payments therefrom as are required pursuant to Section 3.01. For the protection and enforcement of the provisions of this Section the Swap Provider shall be entitled to such relief as can be given either at law or in equity.

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ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01     Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)         to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)         to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)        to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)        to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)        to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)        to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes; or

(vii)       to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or cause any Class of Notes currently outstanding to cease to be qualified as indebtedness; and provided further that no indenture supplement shall be entered into without the prior written consent of the Swap Counterparty if such indenture supplement would materially adversely affect the rights or obligations of (i) the Swap Counterparty under the Swap Agreement or this Indenture, (ii) the Special Derivative

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Contract Counterparty under the Special Derivative Contracts or this Indenture and (iii) the Cap Contract Counterparty under the Cap Contract or this Indenture.

No supplemental indenture adverse to the interests of the Special Derivative Contract Counterparty

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)        The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder (without that Noteholder’s consent) and cause the Issuer to be subject to an entity level tax for federal income tax purposes.

Section 9.02     Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders (other than Holders of the Class C Notes) of not less than a majority of the Note Principal Balance of each Class of Notes (other than the Class C Notes) affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)         change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)         reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain

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provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)        modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”

(iv)        reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)        modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)        modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)       permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax; and provided further that no indenture supplement shall be entered into without the prior written consent of the (i) Swap Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Swap Counterparty under the Swap Agreement or this Indenture, (ii) the Special Derivative Contract Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Special Derivative Counterparty under the Special Derivative Contracts or this Indenture and (iii) the Cap Contract Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Cap Contract Counterparty under the Cap Contract or this Indenture.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03     Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05     Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE X

MISCELLANEOUS

Section 10.01   Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)        a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)        a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)        a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)        if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)        (i)         Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

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(ii)         Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes (other than the Class C Notes), but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Principal Balances of the Notes (other than the Class C Notes).

(iii)        Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes (other than the Class C Notes), but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Notes (other than the Class C Notes).

Section 10.02   Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may

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be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03   Acts of Noteholders. (a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

(b)        The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

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Section 10.04   Notices etc., to Indenture Trustee Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)         the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer; or

(ii)         the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Encore Credit Receivables Trust 2005-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to (i) in the case of Fitch, at the following address: Moody’s Investor Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, NY 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05   Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

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In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06   Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.07   Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.08   Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.09	[Reserved].

Section 10.10   Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.11   GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12   Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13   Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the

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effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.14   Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.15   No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 10.16   Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ENCORE CREDIT RECEIVABLES TRUST 2005-1, as Issuer

By:	/s/ Janet R. Havrilla
Name: Janet R. Havrilla
Title: Financial Services Officer

THE BANK OF NEW YORK, as Indenture Trustee

By:	/s/ Maria Tokarz
Name: Maria Tokarz
Title: Assistant Treasurer

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 18th day of March, 2005, before me personally appeared _____________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) ______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this 18th day of March, 2005, before me personally appeared _________________ to me known, who being by me duly sworn, did depose and say, that s/he is a(n) _______________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

EXHIBIT A-1

Exhibit A-1

through A-3

[Exhibits A-1 through A-3 are

photocopies of such Notes as

delivered.]

[See appropriate documents delivered at closing.]

A-1-1

EXHIBIT B

MORTGAGE LOAN SCHEDULE

(Filed Manually)

B-1

EXHIBIT C

FORM OF CAP CONTRACT

(Provided Upon Request)

C-1

EXHIBIT D

FORM OF CAP CONTRACT NOVATION AGREEMENT

(Provided Upon Request)

D-1

EXHIBIT E-1

FORM OF INITIAL CERTIFICATION OF INDENTURE TRUSTEE

March 18, 2005

[Depositor]

[Seller]

[Master Servicer]

Re:

Indenture, dated as of March 18, 2005 among Encore Credit Receivable Trust 2005-1, as Issuer, and The Bank of New York, as Indenture Trustee, relating to the ECR Asset-Backed Notes Trust 2005-1, Asset-Backed Notes, Series 2005-1

Gentlemen:

In accordance with Section 2.03 of the above-captioned Indenture, the undersigned, as Indenture Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) the Indenture Trustee has the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of ______________, without recourse”, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

Based on its review and examination and only as to the foregoing documents, such Mortgage Notes appear regular on their face.

The Indenture Trustee has made no independent examination of the Mortgage Note. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Note of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

E-1-1

THE BANK OF NEW YORK, as Indenture Trustee

By:
Name:
Title:

E-1-2

EXHIBIT E-2

FORM OF INTERIM CERTIFICATION OF INDENTURE TRUSTEE

[Date]

[Depositor]

[Seller]

[Master Servicer]

Re:

Indenture, dated as of March 18, 2005 among Encore Credit Receivable Trust 2005-1, as Issuer, and The Bank of New York, as Indenture Trustee, relating to the Encore Credit Receivables Trust 2005-1, Asset-Backed Notes, Series 2005-1

Gentlemen:

In accordance with Section 2.03 of the above-captioned Indenture, the undersigned, as Indenture Trustee, hereby certifies that, except as listed in the following paragraph, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached list of exceptions) the Indenture Trustee has received the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of ______________, without recourse”, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

Based on its review and examination and only as to the foregoing documents, (i) such Mortgage Notes appear regular on their face.

The Indenture Trustee has made no independent examination of any Mortgage Note beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the Mortgage Note of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

E-2-1

The Bank of New York, as Indenture Trustee

By:
Name:
Title:

E-2-2

EXHIBIT E-3

FORM OF FINAL CERTIFICATION OF INDENTURE TRUSTEE

[Date]

[Depositor]

[Master Servicer]

[Seller]

Re:

Indenture, dated as of March 18, 2005 among Encore Credit Receivable Trust 2005-1, as Issuer, and The Bank of New York, as Indenture Trustee, relating to the Encore Credit Receivables Trust 2005-1, Asset-Backed Notes, Series 2005-1

Gentlemen:

In accordance with Section 2.03 of the above-captioned Indenture, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) the Indenture Trustee has received the original Mortgage Note, endorsed by the Seller or the originator of such Mortgage Loan, without recourse in the following form: “Pay to the order of ______________, without recourse”, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note.

Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their.

The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the Mortgage Notes of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

E-3-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

The Bank of New York, as Indenture Trustee

By:
Name:
Title:

E-3-2

EXHIBIT F-1

FORM OF SUBSEQUENT INITIAL CERTIFICATION OF INDENTURE TRUSTEE

(Provided Upon Request)

F-1-1

EXHIBIT F-2

FORM OF SUBSEQUENT INTERIM CERTIFICATION OF INDENTURE TRUSTEE

(Provided Upon Request)

F-2-1

EXHIBIT F-3

FORM OF SUBSEQUENT FINAL CERTIFICATION OF INDENTURE TRUSTEE

(Provided Upon Request)

F-3-1

EXHIBIT G

FORM OF SUBSEQUENT TRANSFER AGREEMENT

(Provided Upon Request)

G-1

EXHIBIT H

FORM OF SWAP AGREEMENT

(Provided Upon Request)

H-1

EXHIBIT I

FORM OF SPECIAL DERIVATIVE CONTRACT

(Provided Upon Request)

I-1

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE FOR PRIVATE CERTIFICATES

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

101 Barclay Street

Re:	Proposed Transfer of [Class C-[__] Notes] Encore Credit Receivables Trust 2005-1

Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of the [Class C-[__] Notes] (the “Notes”) issued pursuant to the Indenture, dated March 18, 2005, being referred to herein as the “Indenture”) between Encore Credit Receivables Trust 2005, as issuer, and The Bank of New York as indenture trustee (the “Indenture”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Indenture Trustee that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

J-1

Date:
Authorized Officer

Signature

Name

Title

J-2

EXHIBIT K

FORM OF RULE 144A INVESTMENT LETTER

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee pursuant to Section 4.03 of the Indenture (the “Indenture”), dated as of March 18, 2005, between Encore Credit Receivables Trust 2005-1, as Issuer, and The Bank of New York, as Indenture Trustee, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Certificate Registrar, Master Servicer, the Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (both a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan is permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Servicer or the Master

Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Servicer or the Master Servicer.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller			Print Name of Buyer

By:		By:
	Name:		Name:
	Title:		Title:

Taxpayer Identification:			Taxpayer Identification:

No:		No:

Date:		Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________________________

1Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Will the Buyer be purchasing the Rule 144A Securities only for the Buyer’s own account?
Yes	No

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name
Title
Date:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

_____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT L

FORM OF INVESTMENT LETTER

[NON-RULE 144A]

[DATE]

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

Re:	Encore Credit Receivables Trust 2005-1, Asset-Backed Notes, Series 2005-1, [Class C-1][Class C-2] (the “Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

L-1

Very truly yours,

[TRANSFEREE]

By:
Authorized Officer

L-2

EXHIBIT M

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

The Bank of New York

Re:	Proposed Transfer of [Class C-1] [Class C-2] Notes, Encore Credit Receivables Trust 2005-1

Gentlemen:

This certification is being made by _________ (the “Transferee”) in connection with the proposed transfer (the “Transfer”) by _________ of a [Class C-1] [Class C-2] Note issued pursuant to the Indenture, dated as of March 18, 2005 (the “Indenture”), among Encore Credit Receivables Trust 2005-1, as issuer, and The Bank of New York, as indenture trustee (the “Indenture Trustee”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Note Registrar and the Indenture Trustee that:

(a)        The Transferee is a REIT or a QRS within the meaning of Section 856(a) or Section 856(i) of the Code or an entity disregarded as an entity separate from a REIT or a QRS.

(b)        [Following the Transfer, 100% of the Certificates [and Class C-1 Notes, Class C-2 Notes] and Subordinate Notes (other than any Class C-1 Notes, Class C-2 Notes or Subordinate Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel and furnished to the Securities Administrator) will be owned by a REIT, directly or indirectly through one or more QRSs of such REIT or one or more entities disregarded as entities separate from such REIT or such QRSs.][tax to confirm]

M-1

Date:
Authorized Officer

Signature

Name

Title

M-2

APPENDIX A

DEFINITIONS

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the Master Servicer (except in its capacity as successor to the Servicer).

Accrual Period: With respect to any Payment Date and the Notes the period commencing on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day immediately preceding such Payment Date. All calculations of interest on the Notes will be made on the basis of the actual number of days elapsed in the related Accrual Period and on a 360-day year. All calculations of interest on the Class C Notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

Adjustable Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable in accordance with the terms of the related Mortgage Note.

Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the Expense Fee Rate.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

Advance: An advance of principal or interest required to be made by the Servicer pursuant to the ECC Capital Servicing Agreement or the Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

Amount Held for Future Payment: As to any Payment Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period or Due Period, respectively.

Applied Realized Loss Amount: With respect to any Payment Date, the sum of the Realized Losses with respect to the Mortgage Loans which are to be applied in reduction of the Note Principal Balances of the most Subordinate Note outstanding pursuant to this Indenture, which shall equal the amount, if any, by which, Note Principal Balance of the Senior Notes and Subordinate Notes (after all payments of principal on such Payment Date) exceeds the aggregate Stated Principal Balance of the Mortgage

Loans and the amount on deposit in the Pre-Funding Account (if any) for such Payment Date.

Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the Seller by a fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

Assignment Agreement: The agreement whereby the ECC Capital Servicing Agreement was assigned to the Issuer for the benefit of the Noteholders.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Available Funds Rate: With respect to any Payment Date, a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the related Interest Accrual Period (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, divided by aggregate Note Principal Balance of the Notes immediately prior to such Payment Date, and (iii) the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans for the related Due Period, weighted on the basis of the principal balances thereof as of the end of the related Due Period (after giving effect to principal prepayments in the related Prepayment Period), (B) the product of (i) 360 divided by the actual number of days in the related Interest Accrual Period and (ii) the amount of interest earned on amounts on deposit in the Pre-Funding Accounts from the prior Payment Date to the current Payment Date, divided by the aggregate note principal balance of the Notes immediately prior to such Payment date and (C) the product of (i) 360 divided by the actual number of days in the related Interest Accrual Period and (ii) the sum (1) any Net Swap Payments payable to the trust by the Swap Provider under the Swap Agreement for such Payment Date and (2) any amount payable under the Cap Contract for such Payment Date, divided by the aggregate Note Principal Balance of the Notes immediately prior to such Payment date, minus (D) a per annum rate, equal to the product of (i) 360 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of any Net Swap Payments and any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) payable by the trust under the Swap Agreement for such Payment Date, divided by the aggregate Note Principal Balance of the Notes immediately prior to such Payment Date.

Bankruptcy Code: Title 11 of the United States Code.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the ECC Capital Servicing Agreement, the Assignment Agreement, the Mortgage Loan Purchase Agreement, the Subsequent

Transfer Agreement, the Swap Agreement, the Cap Contract and the other documents and certificates delivered in connection with any of the above.

Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

Book-Entry Notes: Any of the Notes that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 4.07 the Indenture). As of the Closing Date, each Class of Notes, other than the Class C Notes, constitutes a Class of Book-Entry Notes.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of California, the State of New York or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

Cap Contract: The transaction evidenced by the Confirmation and Agreement for the benefit of the Noteholders (as assigned to the Indenture Trustee pursuant to the Cap Contract Novation Agreement), a form of which is attached as Exhibit D to this Indenture.

Cap Contract Novation Agreement: The Novation Agreement regarding the Cap Contract dated as of the Closing Date among Countrywide Home Loans, Inc., the Indenture Trustee and the Cap Contract Counterparty, a form of which is attached as Exhibit D to this Indenture.

Cap Contract Counterparty: Bear Stearns Financial Products Inc., and any permitted successors and assigns pursuant to the Cap Contract.

Cap Contract Payment Amount: The amount, if any, received by the Indenture Trustee for the benefit of the Trust in respect of the Cap Contract.

Cap Contract Termination Date: The Payment Date occurring in May 2011.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificates or Owner Trust Certificates: The Encore Credit Receivables Trust 2005-1, Owner Trust Certificates, Series 2005-1, evidencing the beneficial ownership interest in the Trust and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Class: All Notes bearing the same Class designation as set forth in Section 2.02 of this Indenture.

Class A Note: Any Note designated as a “Class 1-A-1 Note”, “Class 1-A-2 Note”, “Class 2-A-1 Note”, “Class 2-A-2 Note” or “Class 2-A-3 Note” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to payments as set forth herein.

Class A Principal Payment Target Amount: With respect to any Payment Date, the excess of (1) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes immediately prior to such Payment Date, over (2) the lesser of (x) 63.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date minus the Overcollateralization Floor

Class 1-A Note: Any of the Class 1-A-1 Notes or Class 1-A-2 Notes.

Class 1-A Principal Payment Amount: With respect to any Payment Date will equal the product of (x) the Class A Principal Payment Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Payment Target Amount and the denominator of which is the sum of the Class 1-A and Class 2-A Principal Payment Target Amounts

Class 1-A Principal Target Amount: With respect to any Payment Date, the excess of (1) the aggregate Note Principal Balance of the Class 1-A Notes immediately prior to such Payment Date, over (2) the lesser of (x) 63.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Payment Date after giving effect to payments to be made on that Payment Date minus 0.50% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 1 as of the Initial Cut-off Date and the original Pre-Funded Amount allocated to Loan Group 1.

Class 2-A Notes: Any of the Class 2-A-1, Class 2-A-2 or Class 2-A-3 Notes.

Class 2-A Principal Payment Amount: With respect to any Payment Date, the product of (x) the Class A Principal Payment Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Payment Target Amount and the

denominator of which is the sum of the Class 1-A and Class 2-A Principal Payment Target Amounts.

Class 2-A Principal Payment Target Amount: With respect to any Payment Date, the excess of (1) the Note Principal Balance of the Class 2-A Notes immediately prior to such Payment Date, over (2) the lesser of (x) 63.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Payment Date after giving effect to payments to be made on that Payment Date minus 0.50% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in Loan Group 2 as of the Initial Cut-off Date and the original Pre-Funded Amount allocated to Loan Group 2.

Class B Note: Any Note designated as a “Class B Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class B Principal Payment Amount: With respect to any Payment Date is the excess of (1) the sum of (a) the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts for such Payment Date); (b) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount for such Payment Date); (c) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount for such Payment Date); (d) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount for such Payment Date); (e) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount for such Payment Date); (f) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount for such Payment Date); (g) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount for such Payment Date); and (h) the Note Principal Balance of the Class M-7 Notes (after taking into account payment of the Class M-7 Principal Payment Amount for such Payment Date); (i) the Note Principal Balance of the Class M-8 Notes (after taking into account payment of the Class M-8 Principal Payment Amount for such Payment Date); and (j) the Note Principal Balance of the Class B Notes immediately prior to such Payment Date; over (2) the lesser of (x) 97.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date after giving effect to payments to be made on that Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the Overcollateralization Floor; provided, however, that if the Class B Notes are the only Class of Notes outstanding on such Payment Date they will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance is reduced thereof to zero.

Class C Note: Any of the Class C-1 Notes and Class C-2 Notes in the Form of Exhibit A-4 to this Indenture.

Class C-1 Note: Any Note designated as a “Class C-1 Note” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to payments as set forth herein.

Class C-2 Note: Any Note designated as a “Class C-2 Note” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to payments as set forth herein.

Class C-2 Current Interest: For any Payment Date, the interest accrued on the Class C-2 Notional Amount during the related Accrual Period at the Class C-2 Note Rate.

Class C-2 Notional Amount: The aggregate Note Principal Balance of the Notes (other than the Class C-1 Notes).

Class M Note: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.

Class M-1 Note: Any Note designated as a “Class M-1 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Class M-1 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date) and (B) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date immediately prior to such Payment Date, over (ii) the lesser of (x) 70.70% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-1 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-1 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-1 Notes is reduced to zero.

Class M-2 Note: Any Note designated as a “Class M-2 Note” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to payments as set forth herein.

Class M-2 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class

M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date) and (C) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date, over (ii) the lesser of (x) 77.30% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-2 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-2 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-2 Notes is reduced to zero.

Class M-3 Note: Any Note designated as a “Class M-3 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-3 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 81.50% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-3 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-3 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-3 Notes is reduced to zero.

Class M-4 Note: Any Note designated as a “Class M-4 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-4 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount on such Payment Date), (E) the Note Principal Balance of the Class M-4 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 85.00% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-4 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-4 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-4 Notes is reduced to zero.

Class M-5 Note: Any Note designated as a “Class M-5 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-5 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount on such Payment Date), (E) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount on such Payment Date), (F) the Note Principal Balance of the Class M-5 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-5 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-5 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-5 Notes is reduced to zero.

Class M-6 Note: Any Note designated as a “Class M-6 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-6 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount on such Payment Date), (E) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount on such Payment Date), (F) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount on such Payment Date) (G) the Note Principal Balance of the Class M-6 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 91.30% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-6 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-6 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-6 Notes is reduced to zero.

Class M-7 Note: Any Note designated as a “Class M-7 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-7 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount on such Payment Date), (E) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount on such Payment Date), (F) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount on such Payment Date), (G) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount on such Payment Date) (H) the Note Principal Balance of the Class M-7 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 93.70% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-7 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-7 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-7 Notes is reduced to zero.

Class M-8 Note: Any Note designated as a “Class M-8 Note” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to payments as set forth herein.

Class M-8 Principal Payment Amount: With respect to any Payment Date the excess of (i) the sum of (A) the aggregate Note Principal Balance of the Class A Notes (after taking into account payments of the Class 1-A and Class 2-A Principal Payment Amounts on such Payment Date), (B) the Note Principal Balance of the Class M-1 Notes (after taking into account payment of the Class M-1 Principal Payment Amount on such Payment Date), (C) the Note Principal Balance of the Class M-2 Notes (after taking into account payment of the Class M-2 Principal Payment Amount on such Payment Date), (D) the Note Principal Balance of the Class M-3 Notes (after taking into account payment of the Class M-3 Principal Payment Amount on such Payment Date), (E) the Note Principal Balance of the Class M-4 Notes (after taking into account payment of the Class M-4 Principal Payment Amount on such Payment Date), (F) the Note Principal Balance of the Class M-5 Notes (after taking into account payment of the Class M-5 Principal Payment Amount on such Payment Date), (G) the Note Principal Balance of the Class M-6 Notes (after taking into account payment of the Class M-6 Principal Payment Amount on such Payment Date), (H) the Note Principal Balance of the Class M-7 Notes (after taking into account payment of the Class M-7 Principal Payment Amount on such Payment Date), (I) the Note Principal Balance of the Class M-8 Notes immediately prior to such Payment Date over (ii) the lesser of (x) 95.40% of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to payments to be made on that Payment Date for such Payment Date minus the Overcollateralization Floor; provided, however that if the Class M-8 Notes are the only Class of Notes outstanding on such Payment Date, the Class M-8 Notes will be entitled to receive the entire Principal Payment Amount until the Note Principal Balance of the Class M-8 Notes is reduced to zero.

Closing Date: March 18, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(f) of the Servicing Agreement with a depository institution in the name of the Master Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders and designated “Countrywide Home Loans Servicing L.P. in trust for registered holders of Encore Credit Receivables Trust 2005-1”. Funds in the Collection Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

Combined Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the sum of (x) the principal balance of the related Mortgage Loan at origination and (y) the outstanding principal balance at the date of determination of the Mortgage Loan of any senior mortgage loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Compensating Interest: With respect to any Mortgage Loan, an amount to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage

Loan pursuant to Section 4.02 of the Servicing Agreement which amount in the aggregate in any month shall not exceed one half of the Servicing Fee, up to an amount equal to 0.25% per annum so long as the Option One is the Subservicer, otherwise the amount in the aggregate in any month shall not exceed the Servicing Fee.

Confirmation and Agreement: The Confirmation and Agreement dated March 10, 2005, reference number FXNCC6836, evidencing the Cap Contract.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to the Indenture Trustee, the designated office of the Indenture Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3883 and with respect to the Owner Trustee, the designated office of the Owner Trustee in the State of Delaware where at any particular time its corporate trust business with respect to the Basic Documents shall be administered, which office at the date of the execution of this Agreement is located at: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (Attention: Corporate Trust Administration).

Cumulative Loss Percentage: On any Payment Date, the percentage equivalent of a fraction, (x) the numerator of which is the aggregate principal portion of realized losses on the Mortgage Loans from the Cut-off Date to the end of the related Prepayment Period and (y) the denominator of which is the Cut-off Date Principal Balance.

Cumulative Loss Trigger Event: With respect to a Payment Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by Subsequent Recoveries) exceeds the applicable percentage, for such Payment Date, of the Initial Cut-off Date Principal Balance of the Mortgage Loans and the original Pre-Funded Amount, as set forth below:

Payment Date	Percentage
March 2008 — February 2008	3.00% with respect to March 2008, plus an additional 1/12th of 1.75% for each month thereafter until February 2009

March 2009 — February 2009	4.75% with respect to March 2009, plus an additional 1/12th of 1.25% for each month thereafter until February 2010

March 2010 — February 2010	6.00% with respect to March 2010, plus an additional 1/12th of 0.75% for each month thereafter unitl February 2011

March 2011 and thereafter	6.75%

Current Interest: With respect to each Class of the Notes (other than the Class C-2 Notes) and each Payment Date, the interest accrued at the applicable Note Rate for the applicable Accrual Period on the Note Principal Balance of such Class immediately prior to such Payment Date. With respect to the Class C-2 Notes, the Class C-2 Current Interest.

Cut-off Date: In the case of any Initial Mortgage Loan, the later of (x) February 1, 2005 and (y) the date of origination of such Mortgage Loan (the “Initial Cut-off Date”), and in the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”). When used with respect to any Mortgage Loans “the Cut-off Date” shall mean the related Cut-off Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Definitive Notes: As defined in Section 4.09 of this Indenture.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Trigger Event: With respect to any Payment Date on or after the Stepdown Date, a Delinquency Trigger Event exists if the Rolling Delinquency Percentage equals or exceeds the product of 41.00% and the Senior Enhancement Percentage.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Note, the amount set forth on the face thereof as the “Initial Note Balance of this Note” or the “Initial Notional Amount of this Note” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Notes. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Payment Date, the 15th day of the month of such Payment Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Due Date: With respect to any Mortgage Loan and Due Period, the due date for scheduled payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

Due Period: With respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the Due Date in the month in which such Payment Date occurs.

ECC Capital Servicing Agreement: The Servicing Agreement dated March 1, 2005 between the Depositor and ECC Capital Corporation, pursuant to which the Mortgage Loans are serviced.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and to each Rating Agency, the Noteholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Indenture Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: As defined in Section 5.01 of the Indenture and Section 6.01 of the Servicing Agreement.

Excess Cashflow: With respect to any Payment Date the sum of (i) the amount remaining after the payment of interest to Noteholders for such Payment Date pursuant to Section 4.02(a)(x) of this Indenture (ii) the amount remaining after the payment of the Principal Payment Amount to Noteholders for such Payment Date pursuant to Section 4.02(b)(i)(J) or (b)(ii)(J) of this Indenture and (iii) without duplication, the related Overcollateralization Reduction Amount, if any, for such Payment Date.

Excess Overcollateralization Amount: With respect to any Payment Date, the excess, if any, of (a) the related Overcollateralization Amount on such Payment Date over (b) the related Overcollateralization Target Amount.

Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Noteholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be paid on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

Expense Fee Rate: The sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate.

Extra Principal Payment Amount: With respect to any Payment Date and Loan Group, is the lesser of (x) the Overcollateralization Deficiency Amount for such Payment Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the Principal Remittance Amount for both Loan Groups and (y) the Loan Group Excess Cashflow Allocation Amount for such Payment Date available for payment thereof pursuant to Section 4.02(c)(i) of this Indenture.

Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fixed Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof.

Fixed Swap Payment: With respect to each Payment Date, a fixed amount equal to the product of (x) a fixed rate equal to 4.374% per annum, (y) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 provided that the numerator is 27 for the first Payment Date.

Floating Swap Payment: With respect to each Payment Date, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the interest rate

Swap Agreement, (y) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360 provided that the numerator is 28 for the first Payment Date.

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Funding Period: The period from and after the Closing Date to and including May 31, 2005.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: The percentage set forth in the related Mortgage Note for the Adjustable Rate Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Adjustable Rate Mortgage Loans.

Group 1 Notes: The Class 1-A-1 Notes and Class 1-A-2 Notes.

Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as “Group 1 Mortgage Loans”, including in each case any Mortgage Loans delivered in replacement thereof.

Group 1 Sequential Trigger Event: A Group 1 Sequential Trigger Event is in effect on any Payment Date if, before the 37th Payment Date, the aggregate amount of Realized Losses on the Mortgage Loans divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the Pre-Funded Amount exceeds 3.50%, or if, on or after the 37th Payment Date, a Trigger Event is in effect.

Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as “Group 2 Mortgage Loans”, including in each case any Mortgage Loans delivered in replacement thereof.

Group 2 Notes: The Class 2-A-1, Class 2-A-2 and Class 2-A-3 Notes.

Indenture: The indenture, dated as of March 18, 2005, between the Issuer and the Indenture Trustee, relating to the Encore Credit Receivables Trust 2005-1 Notes.

Indenture Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Noteholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Indenture Trustee Fee: As to any Payment Date, an amount equal to one-twelfth of the Indenture Trustee Fee Rate multiplied by the Pool Stated Principal Balance with respect to such Payment Date.

Indenture Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Indenture Trustee and the Depositor, which is 0.009% per annum.

Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

Initial Collection Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Mortgage Loans due on or after the Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the Mortgage Loans due on and after the Cut-off Date and received by the Master Servicer before the Closing Date.

Initial Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Initial Note Principal Balance: With respect to any Note, the Note Principal Balance of such Note or any predecessor Note on the Closing Date.

Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to the Mortgage Loan Purchase Agreement as identified on the Mortgage Loan Schedule delivered to the Indenture Trustee on the Closing Date.

Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy, any lender-paid mortgage insurance policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer or the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: With respect to each Class of the Notes and each Payment Date, the excess of (i) the Current Interest for such Class with respect to prior Payment Dates over (ii) the amount actually paid to such Class with respect to interest on such prior Payment Dates.

Interest Determination Date: With respect to the first Accrual Period, March 18, 2005. With respect to any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Funds: (a) the sum of (1) the Interest Remittance Amount, (2) such Loan Group’s pro rata share of any Net Swap Payments or Swap Termination Payment received from the Swap Provider relating to such Payment Date and (3) such Loan Group’s pro rata share of the Cap Contract Payment Amount received by the Indenture Trustee relating to such Payment Date less (b) such Loan Group’s pro rata share of the Trustee Fee and any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider

Interest Remittance Amount: With respect to the Mortgage Loans and any Master Servicer Advance Date, (a) the sum, without duplication, of (i) all scheduled interest collected during the related Due Period with respect to the Mortgage Loans less the Master Servicing Fee and the Servicing Fee, (ii) interest payments on any Principal Prepayment received during the related Prepayment Period, (iii) all related Advances relating to interest with respect to the Mortgage Loans, (iv) all Compensating Interest with respect to the Mortgage Loans, (v) interest payments on any Principal Prepayment received during the related Prepayment Period other Prepayment Interest Excess (vi) Liquidation Proceeds with respect to the Mortgage Loans collected during the related

Due Period (to the extent such Liquidation Proceeds relate to interest); and (vii) interest earned on amounts on deposit in the Pre-Funding Account and (b) less all Nonrecoverable Advances after the Cut-off Date relating to interest reimbursed during the related Due Period.

ISDA Master Agreement: 1992 ISDA Master Agreement (Multicurrency -- Cross Border).

Issuer: Encore Credit Receivables Trust 2005-1, a Delaware statutory trust, or its successor in interest.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

Last Scheduled Payment Date: With respect to the Class 1-A-1 Notes and Class 1-A-2 Notes, the Payment Date in July 2035; with respect to the Class 2-A-1 Notes, the Payment Date in April 2027, with respect to the Class 2-A-2 Notes, the Payment Date in February 2035, with respect to the Class 2-A-3 Notes, the Payment Date in July 2035, with respect to the Class M-1 Notes and Class M-2 Notes, the Payment Date in June 2035; with respect to the Class M-3 Notes and Class M-4 Notes, the Payment Date in May 2035, with respect to the Class M-5 Notes, the Payment Date in April 2035, with respect to the Class M-6 Notes, the Payment Date in February 2035, with respect to the Class M-7 Notes, the Payment Date in January 2035, with respect to the Class M-8 Notes, the Payment Date in October 2034 and with respect to the Class B Notes, the Payment Date in June 2034.

Latest Possible Maturity Date: The Payment Date in March 2035.

LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

Liquidated Loan: With respect to any Payment Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer or Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, the Master Servicing Fee, the Servicing Fee and Servicing Advances.

Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.05(d) of this Indenture. Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of “Mortgage Loan Schedule” with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

Loan Group: Any of Loan Group 1 or Loan Group 2.

Loan Group Characteristics: The characteristics for each Loan Group identified under the caption “The Mortgage Pool” in the Prospectus Supplement.

Loan Group 1: The Group 1 Mortgage Loans.

Loan Group 2: The Group 2 Mortgage Loans.

Loan Group Excess Cashflow Allocation Amount: With respect to any Payment Date and Loan Group, the product of Excess Cashflow for such Payment Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group for such Payment Date and the denominator of which is the sum of the Principal Remittance Amount for both Loan Groups.

Loan-to-Value Ratio: For any first lien Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority Holder: The Holders of Notes (other than Holders of Class C Notes) evidencing at least 51% of the Note Principal Balance of the Notes (other than the Class C Notes).

Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

Master Servicer Advance Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

Master Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to one month’s interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Master

Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

Master Servicing Fee Rate: With respect to each Mortgage Loan, 0.01% per annum.

Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the Maximum Note Rate of interest set forth as such in the related Mortgage Note.

Maximum Note Rate: With respect to any Payment Date, 12.00% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.05 of the Servicing Agreement or by the Servicer in accordance with the ECC Capital Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

Monthly Statement: The statement delivered to the Noteholders pursuant to Section 7.05 of the Indenture.

Moody’s: Moody’s Investors Service, Inc. or any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest, or creating a second lien on or second priority ownership interest, as applicable, in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.1(b) of the Mortgage Loan Purchase Agreement pertaining to a particular Mortgage Loan and any additional documents delivered to the Indenture Trustee to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement and this Indenture.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated March 18, 2005 between the Seller and the Depositor.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of the Mortgage Loan Purchase Agreement and the Servicing Agreement and (y) Subsequent Mortgage Loans pursuant to the provisions of this Indenture and any Subsequent Transfer Agreement)) transferred to the Indenture Trustee as part of the Trust Estate and from time to time subject to the Indenture, attached as Exhibit A to the Servicing Agreement, setting forth in the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the Appraised Value;
(iii)	the Initial Mortgage Rate;
(iv)	the maturity date;
(v)	the original principal balance;
(vi)	the Cut-off Date Principal Balance;
(vii)	the first payment date of the Mortgage Loan;
(viii)	the Scheduled Payment in effect as of the Cut-off Date;

(ix)        the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

(x)        a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(xi)        a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a condominium unit, (c) a two- to four-unit residential property, or (d) a Cooperative Unit;

(xii)	whether such Mortgage Loan is a Balloon Loan;
(xiii)	whether such Mortgage Loan is a Negative Amortization Loan;

(xiv)      a code indicating whether such Mortgage Loan is a Performing, Re-Performing or Sub-Performing Loan; and

(xv)	with respect to each Adjustable Rate Mortgage Loan:
	A)	the frequency of each Adjustment Date;
	B)	the next Adjustment Date;
	C)	the Maximum Mortgage Rate
	D)	the Minimum Mortgage Rate;
	E)	the Mortgage Rate as of the Cut-off Date;
	F)	the related Periodic Rate Cap;
	G)	the Gross Margin; and
(xvi)	the purpose of the Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (vi) above for all of the Mortgage Loans in the aggregate.

Mortgage Loans: Such of the Group 1 Mortgage Loans and Group 2 Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any Mortgage Loan subject to repurchase by the Seller, the Servicer or Master Servicer as provided in Basic Documents, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

Net Rate Carryover: With respect to any Class of Notes (other than the Class C-1 Notes and Class C-2 Notes) on any Payment Date is the excess of (1) the amount of interest that such Class would have accrued for such Payment Date had the Note Rate for that Class not been calculated based on the lesser of the Maximum Note Rate or the Available Funds Rate, over (2) the amount of interest accrued on such Class for such Payment Date based on the lesser of the Maximum Note Rate or the Available Funds Rate, as applicable, plus, on any Payment Date, the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Rate, without giving effect to the Maximum Note Rate or the Available Funds Rate, as applicable). The Class C-1 Notes and Class C-2 Notes shall not accrue any Net Rate Carryover.

Net Rate Carryover Amount: With respect to any Class of Notes (other than the Class C-1 Notes and Class C-2 Notes) and any Payment Date, the sum of (A) the aggregate of any Net Rate Carryover on such Class of Notes and (B) the Net Rate Carryover Amount for all previous Payment Dates not previously paid pursuant to Section 4.02 of this Indenture, together with interest thereon at the applicable Note Rate, without giving effect to the Available Funds Rate, up to but not exceeding the Maximum Note Rate.

Net Swap Payment: With respect to each Payment Date, a Net Swap Payment will be required to be made (a) by the Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider, to the Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date.

Non-Book-Entry Note: Any Note other than a Book-Entry Note.

Nonrecoverable Advance: Any portion of an Advance previously made after the Cut-off Date or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-United States Person : A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

Note: Any one of the notes of any Class executed and authenticated by the Indenture Trustee in substantially the forms attached hereto as Exhibits A-1 through A-4.

Notes: The Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class C-1 and Class C-2 Notes.

Noteholder or Holder: The person in whose name a Note is registered in the Note Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Notes (other than the Class C Notes), except that solely for the purpose of giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Note Balance evidenced thereby shall not be taken into account in determining whether the requisite amount of Note Balance necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Note Balance evidenced by a Class of Notes, such Notes shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 8.01 of the Servicing Agreement) that requires the consent of the Holders of Notes of a particular Class as a condition to the taking of any action hereunder. The Indenture Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Notes are registered in the name of an affiliate of the Depositor.

Note Owner: With respect to a Book-Entry Note, the person that is the beneficial owner of such Book-Entry Note.

Note Principal Balance: As to any Note (other than the Class C-1 Notes and Class C-2 Notes) and as of any Payment Date, the Initial Note Principal Balance of such Note less the sum of (i) all amounts paid with respect to such Note in reduction of the Note Principal Balance thereof on previous Payment Dates pursuant to Section 4.02 of this Indenture, and (ii) any Applied Realized Loss Amounts allocated to such Note on previous Payment Dates pursuant to Section 4.02(d) of this Indenture; provided that, the Note Principal Balance of the Class of Subordinate Notes with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Class. As to any Class C-1 Note and as of any Payment Date, an amount equal to the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans over (ii) the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes.

Note Rate: With respect to any Payment Date and the Class 1-A-1 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the

Class 1-A-1 Notes and the first Payment Date is 3.034% per annum. With respect to any Payment Date and the Class 1-A-2 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class 2-A-1 Notes and the first Payment Date is 3.084% per annum. With respect to any Payment Date and the Class 2-A-1 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class 2-A-1 Notes and the first Payment Date is 2.924% per annum. With respect to any Payment Date and the Class 2-A-2 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class 2-A-2 Notes and the first Payment Date is 3.034% per annum. With respect to any Payment Date and the Class 2-A-3 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class 2-A-3 Notes and the first Payment Date is 3.154% per annum. With respect to any Payment Date and the Class M-1 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-1 Notes and the first Payment Date is 3.274% per annum. With respect to any Payment Date and the Class M-2 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-2 Notes and the first Payment Date is 3.294% per annum. With respect to any Payment Date and the Class M-3 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-4 Notes and the first Payment Date is 3.514% per annum. With respect to any Payment Date and the Class M-4 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. With respect to any Payment Date and the Class M-5 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-5 Notes and the first Payment Date is 3.534% per annum. With respect to any Payment Date and the Class M-6 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-6 Notes and the first Payment Date is 3.584% per annum. With respect to any Payment Date and the Class M-7 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-7 Notes and the first Payment Date is 4.134% per annum. With respect to any Payment Date and the Class M-8 Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class M-8 Notes and the first Payment Date is 4.234% per annum. With respect to any Payment Date and the Class B Notes, the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and (iii) the Available Funds Rate for such Payment Date. The Note Rate for the Class B Notes and the first Payment Date is 4.834% per annum. With respect to any Payment Date and the Class C-1 Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans.

With respect to any Payment Date and the Class C-2 Notes, the excess, if any, of (a) weighted average of the weighted average of the Net Mortgage Rates of the Mortgage Loans in each Loan Group over (b) the weighted average of the Note Rates of each Class of Notes (other than the Class C-1 Notes and Class C-2 Notes).

Note Margin: With respect to any Payment Date on or prior to the first possible Optional Termination Date and (i) the Class 1-A-1 Notes, 0.200% per annum, (ii) the Class 1-A-2 Notes, 0.250% per annum, (iii) the Class 2-A-1 Notes, 0.090% per annum, (iv) the Class 2-A-2 Notes, 0.200% per annum, (v) the Class 2-A-3 Notes, 0.320% per annum, (vi) the Class M-1 Notes, 0.440% per annum, (vii) the Class M-2 Notes, 0.460% per annum, (viii) the Class M-3 Notes, 0.490% per annum, (ix) the Class M-4 Notes, 0.680% per annum, (x) the Class M-5 Notes, 0.700% per annum, (xi) the Class M-6 Notes, 0.750% per annum, (xi) the Class M-7 Notes, 1.300% per annum, (xii) the Class M-8 Notes, 1.400% per annum and (xiii) the Class B Notes, 2.000% per annum. With respect to any Payment Date after the first possible Optional Termination Date and (i) the Class 1-A-1 Notes, 0.400% per annum, (ii) the Class 1-A-2 Notes, 0.500% per annum, (iii) the Class 2-A-1 Notes, 1.800% per annum, (iv) the Class 2-A-2 Notes, 0.400% per annum, (v) the Class 2-A-3 Notes, 0.640% per annum, (vi) the Class M-1 Notes, 0.660% per annum, (vii) the Class M-2 Notes, 0.690% per annum, (viii) the Class M-3 Notes, 0.735% per annum, (ix) the Class M-4 Notes, 1.020% per annum, (x) the Class M-5 Notes, 1.050% per annum, (xi) the Class M-6 Notes, 1.125% per annum, (xi) the Class M-7 Notes, 1.950% per annum, (xii) the Class M-8 Notes, 2.100% per annum and (xiii) the Class B Notes, 3.000% per annum.

Note Register: The register maintained pursuant to Section 4.03 of this Indenture.

Officer’s Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Servicer or the Master Servicer, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner or (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Indenture Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such ate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no

Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 5.04 or 8.01 of the Servicing Agreement, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Option One: Option One Mortgage Corporation.

Option One Subservicing Agreement: The Subservicing Agreement dated as of March 1, 2005, between ECC Capital Corporation and Option One Mortgage Corporation.

Optional Termination: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to Section 8.07 of this Indenture.

Optional Termination Date: The termination of the Trust Estate provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to Section 8.07 of this Indenture.

Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Notes as of any date of determination, all Notes theretofore executed and authenticated under this Agreement except:

(i)         Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; and

(ii)         Notes in exchange for which or in lieu of which other Notes have been executed and delivered by the Indenture Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Payment Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal

Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralized Amount: For any Payment Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount for such Payment Date exceeds (y) the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes as of such Payment Date (after giving effect to payments in respect of the Principal Remittance Amount on such Payment Date).

Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (after giving effect to payments in respect of the Principal Remittance Amount on such Payment Date).

Overcollateralization Floor: For any Payment Date, 0.50% of the sum of (a) the Initial Cut-off Date Pool Principal Balance of the Mortgage Loans and (b) the original Pre-Funded Amount.

Overcollateralization Reduction Amount: for any Payment Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that Payment Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Payment Date and (ii) the Principal Remittance Amount for that Payment Date.

Overcollateralization Target Amount: (a) On or after the Closing Date and on each Payment Date prior to and including the Payment Date in April 2005, zero, (b) on or after the Payment Date in July 2005 and on each Payment Date prior to the Stepdown Date, an amount equal to 1.30% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount as of the Closing Date and (c) on and after the Stepdown Date, an amount equal to 2.60% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for the current Payment Date, subject to a minimum amount equal to the Overcollateralization Floor; provided, however, that if on any Payment Date, a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount on the Payment Date immediately preceding such Payment Date.

Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trustee’s Fee: With respect to any Payment Date the amount payable to the Owner Trustee pursuant to a separate Fee Agreement between the Owner Trustee and the Depositor.

Ownership Interest: As to any Note, any ownership interest in such Note including any interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 3.05 of the Servicing Agreement in the name of the Indenture Trustee for the benefit of the Noteholders and designated “The Bank of New York, in trust for registered holders of Encore Credit Receivables Trust 2005-1”. Funds in the Payment Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

Payment Account Deposit Date: As to any Payment Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Payment Date.

Payment Date: The 25th day of each calendar month after the initial issuance of the Notes, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2005.

Percentage Interest: With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance represented by such Note and the denominator of which is the aggregate Note Principal Balance of the related Class.

Periodic Rate Cap: As to any Adjustable Rate Mortgage Loans and the related Mortgage Notes, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

Performing Loan: Any Mortgage Loan that is less than 30 days delinquent under the terms of the related Mortgage Note (as modified, if applicable) as of the Cut-off Date and is not a Re-Performing Loan.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)         obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating and highest short-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(iii)        commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(iv)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

(v)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vi)        securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the rating then assigned to the Notes by such Rating Agency;

(vii)       interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term and short term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency;

(viii)      short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency; and

(ix)        such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above).

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Pool Stated Principal Balance: As to any Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the first day of the related Due Period.

Pre-Funding Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which Pre-Funded Amount is $114,096,055.78 for Loan Group 1 and $129,394,115.65 for Loan Group 2.

Pre-Funding Account: The separate Eligible Account created and maintained by the Indenture Trustee pursuant to Section 3.30 of this Indenture in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York, solely as Trustee, in trust for registered holders of CWABS, Inc., Encore Credit Receivables Trust 2005-1, Asset-Backed Notes, Series 2005-1.” Funds in the Pre- Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Notes.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

Prepayment Charge Payment Amount: The amounts (i) payable by the Servicer in respect of any Prepayment Charges waived other than in accordance with the ECC Capital Servicing Agreement, or (ii) collected from the Servicer in respect of a remedy for the breach of the covenant made by the Seller as set forth in the ECC Capital Servicing Agreement.

Prepayment Interest Excess: With respect to any Payment Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfall: With respect to any Payment Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period (in each case, other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Sections 2.1 and 3.1 of the Mortgage Loan Purchase Agreement, and Section 3.12 of the Servicing Agreement or Section 10.01 of this Indenture), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment, or in the case of a partial Principal Prepayment on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

Prepayment Period: As to any Payment Date and Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Payment Date occurs (or, with respect to the first Payment Date, the period from February 1, 2004) and ending on the close of business on the fifteenth day of the month in which such Payment Date occurs.

Principal Payment Amount: With respect to any Payment Date, the sum of (i) the Principal Remittance Amount for such Payment Date and (ii) the Extra Principal Payment Amount for such Payment Date.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.1 and 3.1, the Mortgage Loan Purchase Agreement and Section 3.12 of the Servicing Agreement and Section 10.01 of this Indenture) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer or the Servicer in accordance with the terms of the related Mortgage Note.

Principal Remittance Amount: With respect to each Loan Group, (a) the sum, without duplication, of: (i) the scheduled principal collected with respect to the Mortgage Loans during the related Due Period or advanced on or before the related Master Servicer Advance Date, (ii) prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Master Servicer or the Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and (v) all Liquidation Proceeds and Subsequent Recoveries collected during the related Due Period (to the extent such Liquidation Proceeds and Subsequent Recoveries related to principal); less (b) all non-recoverable Advances after the Cut-off Date relating to principal and certain expenses reimbursed during the related Due Period, and (c) the amount of any Deferred Interest paid out of principal collections on the Mortgage Loans as part of the Interest Remittance Amount for that Payment Date

Private Notes: The Class C-1 Notes and Class C-2 Notes.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Prospectus Supplement: The Prospectus Supplement dated March 15, 2005, relating to the public offering of the Offered Certificates offered thereby.

Protected Account: An account established and maintained for the benefit of Noteholders by the Servicer with respect to the Mortgage Loans and with respect to REO Property pursuant to the ECC Capital Servicing Agreement.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan (x) required to be (1) repurchased by the Seller or purchased by the Master Servicer or the Servicer, as applicable, pursuant to Sections 2.1 or 3.1 of the Mortgage Loan Purchase Agreement or Section 3.12 of the Servicing Agreement, or purchased by the Servicer pursuant to Section 3.20 of the Servicing Agreement or (2) repurchased by the Depositor pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement, or (y) that the Majority Holder of the Owner Trust Certificates has a right to purchase pursuant to Section 8.07 of the Indenture, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Majority Holder of the Owner Trust Certificates, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Majority Holder of the

Owner Trust Certificates, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Majority Holder of the Owner Trust Certificates, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the first day of the month in which the Purchase Price is to be paid to Noteholders and (iii) costs and damages incurred by the Trust Estate in connection with a repurchase pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement that arises out of a violation of any anti-predatory lending law with respect to the Mortgage Loan which also constitutes an actual breach of representation (xxvii) or (liii) of Section 3.1(b) of the Mortgage Loan Agreement.

Rating Agency: Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of such liquidation to the extent such interest does not constitute Deferred Interest that has been added to the principal balance of such Mortgage Loan, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Scheduled Payments. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the related Scheduled Payment was reduced. The amount of a realized Loss on a Liquidated Mortgage Loan will be reduced by the amount of Subsequent Recoveries received with respect to such Liquidated Mortgage Loan.

Record Date: With respect to any Payment Date and the Notes (other than the Class C-1 Notes and Class C-2 Notes), the Business Day immediately preceding such Payment Date, or if such Notes are no longer Book-Entry Notes, the last Business Day of the month preceding the month of such Payment Date. With respect to the Class C-1 Notes and Class C-2 Notes and the Trust Certificates, the last Business Day of the month preceding the month of a Distribution Date.

Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding Note Principal Balance of the Notes on such Interest Determination Date.

Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer and (iii) which have been designated as such by the Indenture Trustee.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and the Subsequent Mortgage Loans, and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Subsequent Transfer Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

Relief Act: The Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Remittance Report: A report prepared by the Master Servicer and delivered to the Indenture Trustee in accordance with Section [7.05 of the Indenture].

REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Re-Performing Loan: A Mortgage Loan for which the borrower has failed to make one or more Monthly Payments but has satisfied one of the following criteria: (1) the borrower has made at least three aggregate scheduled monthly payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of those payments or the payment history of those loans prior to September 1, 2004), (2) the borrower has made at least four aggregate scheduled monthly payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of those payments or the payment history of those loans prior to August 1, 2004), or (3) the borrower has made at least five aggregate scheduled monthly payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of those payments or the payment history of those loans prior to July 1, 2004).

Replacement Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit D to the Servicing Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan; and (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or visa versa; (vii) provide for a prepayment charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan; (ix) constitute the same occupancy type as the Deleted Mortgage Loan; (x) have had an original Stated Principal Balance that conformed to the loan limits of Fannie Mae, (xi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan, (xii) be a Performing Loan, Sub-Performing Loan or Re-Performing Loan if the Deleted Mortgage Loan was a Performing Loan, Sub-Performing Loan or Re-Performing Loan, as the case may be, and (xiii) comply with each representation and warranty set forth in Section 3.1 of the Mortgage Loan Purchase Agreement.

Request for Release: The Request for Release submitted by the Master Servicer to the Indenture Trustee, substantially in the form of Exhibits C and D to the Servicing Agreement, as appropriate.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Sixty-Day Delinquency Percentage: With respect to a Payment Date on or after the Stepdown Date, the Rolling Sixty-Day Delinquency Percentage is equal to a fraction (expressed as a percentage) the numerator of which is the average, over the past three months, of the aggregate Stated Principal Balance for such Payment Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Payment Date (including Mortgage Loans in foreclosure and REO Properties and for those Mortgage Loans which were 60 or more days Delinquent as of the Cut-off Date if such Mortgage Loans are still 60 or more days Delinquent), and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans for such Payment Date.

Rule 144A: Rule 144A under the Securities Act.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Seller: ECC Capital Corporation., a Maryland corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Notes: Class 1-A Notes and Class 2-A Notes.

Senior Enhancement Percentage: With respect to each Payment Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date over (b)(i) before the Note Principal Balances of the Class 1-A Notes and Class 2-A Notes have been reduced to zero, the aggregate Note Principal Balance of the Class 1-A Notes and Class 2-A Notes, or (ii) after the Note Principal Balances of the Class 1-A Notes and Class 2-A Notes have been reduced to zero, the Note Principal Balance of the most senior Class of Notes outstanding as of the preceding Master Servicer Advance Date and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Payment Date.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer or the Servicer of its servicing obligations hereunder or under the ECC Capital Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09 of the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of March 18, 2005, among Encore Credit Receivables Trust 2005-1, as issuer, Countrywide Home Loan Servicing LP, as Master Servicer and the Indenture Trustee, as indenture trustee, relating to the sale, transfer and assignment of the Mortgage Loans.

Servicer: ECC Capital Corporation and any of its successors and assigns.

Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the ECC Servicing Agreement.

Servicing Fee: As to each Mortgage Loan and any Payment Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicer Termination Trigger: A Servicer Termination Trigger will have occurred on a Payment Date if either (a) the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 45.00% or (b) the Cumulative Loss Percentage exceeds 4.00% from April 2005 to March 2010, or 6.00% from April 2010 to March 2015.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors.

Special Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Indenture Trustee and a Special Derivative Counterparty in accordance with Section 3.29.

Special Derivative Counterparty: Any counterparty to a Special Derivative Contract as provided in Section 3.29.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related mortgagor, and (ii) as of any Payment Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date and (y) that were received by the Master Servicer or the Servicer as of the close of business on the Determination Date related to such Payment Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Payment Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer or the Servicer during each Prepayment Period ending prior to such Payment Date, and (c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Payment Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.11 of the Servicing Agreement. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero on the Payment Date following the Due Period in which such Mortgage Loan becomes a Liquidated Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balances of all Mortgage Loans in the Trust Estate as of such time.

Stepdown Date: The earlier to occur of (a) the Payment Date following the Payment Date on which the aggregate Note Principal Balance of the Senior Notes is reduced to zero and (b) the later to occur of (x) the Payment Date in March 2008 and (y) the first Payment Date on which the Note Principal Balance of the Class 1-A Notes and Class 2-A Notes (after calculating anticipated payments on such Payment Date) is less than or equal to 63.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date.

Sub-Performing Loan: Any Mortgage Loan that is 30 to 89 days delinquent under the terms of the related Mortgage Note (as modified, if applicable) as of the Cut-off Date and is not a Re-Performing Loan.

Subordinate Notes: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes.

Subsequent Collection Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

Subsequent Cut-off Date: As defined in the definition of Cut-off Date.

Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.05 of the Indenture on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule

delivered pursuant to Section 2.05(d) of the Indenture. When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trust Fund on such Subsequent Transfer Date.

Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit G to the Indenture, executed and delivered by the Seller, the Depositor and the Trustee as provided in Section 2.05(b) of the Indenture.

Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.05 (b) of the Indenture.

Subsequent Transfer Date Aggregate Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Aggregate Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

Subsequent Transfer Date Aggregate Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.05(d) of the Indenture; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicer: Option One Mortgage Corporation.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.04 of the Mortgage Loan Purchase Agreement.

Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 3.1(b) of the Mortgage Loan Purchase Agreement, the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

Swap Agreement: The interest rate Swap Agreement between the Seller or the Indenture Trustee and the Swap Provider for the benefit of the Notes.

Swap Provider: Bear Stearns Financial Products Inc.

Swap Provider Trigger Event: With respect to any Payment Date, (i) an Event of Default under the interest rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the interest rate Swap Agreement), (ii) a Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the interest rate Swap Agreement) or (iii) an Additional Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: Any lump-sum amount calculated in accordance with the Swap Agreement in connection with an “Event of Default”, a “Termination Event” or an “Additional Termination Event” under the Swap Agreement.

Three-Month Rolling Delinquency Percentage: With respect to the Mortgage Loans and any Payment Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Stated Principal Balances of all Mortgage Loans that are (i) 60 or more days delinquent, (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties, and the denominator of which is (y) the sum of the Stated Principal Balances of the Mortgage Loans, in the case of both (x) and (y), as of the close of business on the last Business Day of each of the three most recent calendar months.

Three-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Note.

Trigger Event: With respect to any Payment Date on or after the Stepdown Date, either (x) a Delinquency Trigger Event is in effect or (y) a Cumulative Loss Trigger Event is in effect.

Trust: Encore Credit Receivables Trust 2005-1 to be created pursuant to the Trust Agreement.

Trust Agreement: The Amended and Restated Trust Agreement dated as of March 18, 2005, among the Owner Trustee, the Depositor and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Two-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

Unpaid Realized Loss Amount: For any Class of Subordinate Notes, the portion of the aggregate Applied Realized Loss Amount previously allocated to such Class remaining unpaid from prior Payment Dates, less the amount of any Subsequent Recoveries added to Note Principal Balance of such Note.